--------------------------------------------------------------------------------


                        FINANCIAL ASSET SECURITIES CORP.,
                                    Depositor


                       COUNTRYWIDE HOME LOANS SERVICING LP
                           GMAC MORTGAGE CORPORATION,
                                    Servicers


                                       and


                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee



                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2005

                           ---------------------------

                        Soundview Home Loan Trust 2005-A

                    Asset-Backed Certificates, Series 2005-A


--------------------------------------------------------------------------------

                                               TABLE OF CONTENTS



                                                   ARTICLE I

                                                  DEFINITIONS

  SECTION 1.01           Defined Terms.......................................................................
  SECTION 1.02           Accounting..........................................................................
  SECTION 1.03           Allocation of Certain Interest Shortfalls...........................................

                                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

  SECTION 2.01           Conveyance of Mortgage Loans........................................................
  SECTION 2.02           Acceptance by Trustee...............................................................
  SECTION 2.03           Repurchase or Substitution of Mortgage Loans by an Originator or the Seller.........
  SECTION 2.04           [Reserved]..........................................................................
  SECTION 2.05           Representations, Warranties and Covenants of the Servicers..........................
  SECTION 2.06           Representations and Warranties of the Depositor.....................................
  SECTION 2.07           Issuance of Certificates............................................................
  SECTION 2.08           [Reserved]..........................................................................
  SECTION 2.09           Acceptance of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 by the Trustee; Conveyance of
                         REMIC 1 Regular Interests, Class C Interest and Class P Interest; Issuance of
                         Certificates........................................................................

                                                  ARTICLE III

                           ADMINISTRATION AND SERVICING OF THE GMACM MORTGAGE LOANS

  SECTION 3.01           GMACM to Act as Servicer............................................................
  SECTION 3.02           Sub-Servicing Agreements Between Servicer and Sub-Servicers.........................
  SECTION 3.03           Successor Sub-Servicers.............................................................
  SECTION 3.04           Liability of GMACM..................................................................
  SECTION 3.05           No Contractual Relationship Between Sub-Servicers and the Trustee or
                         Certificateholders..................................................................
  SECTION 3.06           Assumption or Termination of Sub-Servicing Agreements by Trustee....................
  SECTION 3.07           Collection of Certain Mortgage Loan Payments........................................
  SECTION 3.08           Sub-Servicing Accounts..............................................................
  SECTION 3.09           Collection of Taxes, Assessments and Similar Items; Escrow Accounts.................
  SECTION 3.10           Collection Account and Distribution Account.........................................
  SECTION 3.11           Withdrawals from the Collection Account and Distribution Account....................
  SECTION 3.12           Investment of Funds in the Collection Account and the Distribution Account..........
  SECTION 3.13           [Reserved]..........................................................................
  SECTION 3.14           Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage......
  SECTION 3.15           Enforcement of Due-On-Sale Clauses; Assumption Agreements...........................
  SECTION 3.16           Realization Upon Defaulted Mortgage Loans...........................................
  SECTION 3.17           Trustee to Cooperate; Release of Mortgage Files.....................................
  SECTION 3.18           Servicing Compensation..............................................................
  SECTION 3.19           Reports to the Trustee; Collection Account Statements...............................
  SECTION 3.20           Statement as to Compliance..........................................................
  SECTION 3.21           Independent Public Accountants' Servicing Report....................................
  SECTION 3.22           Access to Certain Documentation; Filing of Reports by Trustee.......................
  SECTION 3.23           Title, Management and Disposition of REO Property...................................
  SECTION 3.24           Obligations of GMACM in Respect of Prepayment Interest Shortfalls...................
  SECTION 3.25           [Reserved]..........................................................................
  SECTION 3.26           Obligations of GMACM in Respect of Mortgage Rates and Monthly Payments..............

                                                  ARTICLE IV

                                                 FLOW OF FUNDS

  SECTION 4.01           Distributions.......................................................................
  SECTION 4.02           [Reserved]..........................................................................
  SECTION 4.03           Statements..........................................................................
  SECTION 4.04           Remittance Reports; Advances........................................................
  SECTION 4.05           [Reserved]..........................................................................
  SECTION 4.06           [Reserved]..........................................................................
  SECTION 4.07           Net WAC Rate Carryover Reserve Account..............................................
  SECTION 4.08           Distributions on the REMIC Regular Interests........................................
  SECTION 4.09           Allocation of Realized Losses.......................................................

                                                   ARTICLE V

                                               THE CERTIFICATES

  SECTION 5.01           The Certificates....................................................................
  SECTION 5.02           Registration of Transfer and Exchange of Certificates...............................
  SECTION 5.03           Mutilated, Destroyed, Lost or Stolen Certificates...................................
  SECTION 5.04           Persons Deemed Owners...............................................................
  SECTION 5.05           Appointment of Paying Agent.........................................................

                                                  ARTICLE VI

                                        THE SERVICERS AND THE DEPOSITOR

  SECTION 6.01           Liability of the Servicers and the Depositor........................................
  SECTION 6.02           Merger or  Consolidation  of, or  Assumption of the  Obligations  of, the Servicers
                         or the Depositor....................................................................
  SECTION 6.03           Limitation on Liability of the Servicers and Others.................................
  SECTION 6.04           Servicer Not to Resign..............................................................
  SECTION 6.05           Delegation of Duties................................................................
  SECTION 6.06           Reserved............................................................................
  SECTION 6.07           Inspection..........................................................................

                                                  ARTICLE VII

                                                    DEFAULT

  SECTION 7.01           Servicer Events of Termination......................................................
  SECTION 7.02           Trustee to Act; Appointment of Successor............................................
  SECTION 7.03           Waiver of Defaults..................................................................
  SECTION 7.04           Notification to Certificateholders..................................................
  SECTION 7.05           Survivability of Servicer Liabilities...............................................

                                                 ARTICLE VIII

                                                  THE TRUSTEE

  SECTION 8.01           Duties of Trustee...................................................................
  SECTION 8.02           Certain Matters Affecting the Trustee...............................................
  SECTION 8.03           Trustee Not Liable for Certificates or Mortgage Loans...............................
  SECTION 8.04           Trustee May Own Certificates........................................................
  SECTION 8.05           Trustee Fee and Expenses............................................................
  SECTION 8.06           Eligibility Requirements for Trustee................................................
  SECTION 8.07           Resignation or Removal of Trustee...................................................
  SECTION 8.08           Successor Trustee...................................................................
  SECTION 8.09           Merger or Consolidation of Trustee..................................................
  SECTION 8.10           Appointment of Co-Trustee or Separate Trustee.......................................
  SECTION 8.11           Limitation of Liability.............................................................
  SECTION 8.12           Trustee May Enforce Claims Without Possession of Certificates.......................
  SECTION 8.13           Suits for Enforcement...............................................................
  SECTION 8.14           Waiver of Bond Requirement..........................................................
  SECTION 8.15           Waiver of Inventory, Accounting and Appraisal Requirement...........................

                                                  ARTICLE IX

                                             REMIC ADMINISTRATION

  SECTION 9.01           REMIC Administration................................................................
  SECTION 9.02           Prohibited Transactions and Activities..............................................
  SECTION 9.03           Indemnification with Respect to Certain Taxes and Loss of REMIC Status..............

                                                   ARTICLE X

                                                  TERMINATION

  SECTION 10.01          Termination.........................................................................
  SECTION 10.02          Additional Termination Requirements.................................................

                                                  ARTICLE XI

                                           MISCELLANEOUS PROVISIONS

  SECTION 11.01          Amendment...........................................................................
  SECTION 11.02          Recordation of Agreement; Counterparts..............................................
  SECTION 11.03          Limitation on Rights of Certificateholders..........................................
  SECTION 11.04          Governing Law; Jurisdiction.........................................................
  SECTION 11.05          Notices.............................................................................
  SECTION 11.06          Severability of Provisions..........................................................
  SECTION 11.07          Article and Section References......................................................
  SECTION 11.08          Notice to the Rating Agencies.......................................................
  SECTION 11.09          Further Assurances..................................................................
  SECTION 11.10          Benefits of Agreement...............................................................
  SECTION 11.11          Acts of Certificateholders..........................................................


Exhibits:
Exhibit A-1       Form of Class A Certificates
Exhibit A-2       Form of Class M-1 Certificates
Exhibit A-3       Form of Class M-2 Certificates
Exhibit A-4       Form of Class M-3 Certificates
Exhibit A-5       Form of Class M-4 Certificates
Exhibit A-6       Form of Class M-5 Certificates
Exhibit A-7       Form of Class M-6 Certificates
Exhibit A-8       Form of Class M-7 Certificates
Exhibit A-9       Form of Class M-8 Certificates
Exhibit A-10      Form of Class M-9 Certificates
Exhibit A-11      Form of Class M-10 Certificates
Exhibit A-12      Form of Class M-11 Certificates
Exhibit A-13      Form of Class B-1 Certificates
Exhibit A-14      Form of Class B-2 Certificates
Exhibit A-15      Form of Class B-3 Certificates
Exhibit A-16      Form of Class B-4 Certificates
Exhibit A-17      Form of Class C Certificates
Exhibit A-18      Form of Class P Certificates
Exhibit A-19      Form of Class R Certificates
Exhibit A-20      Form of Class R-X Certificates
Exhibit A-21      Form of Class X Certificates
Exhibit B         Countrywide Servicing Provisions
Exhibit C         Forms of Assignment Agreements
Exhibit D         Mortgage Loan Schedule
Exhibit E         Request for Release
Exhibit F-1       Form of Trustee's Initial Certification
Exhibit F-2       Form of Trustee's Final Certification
Exhibit F-3       Form of Receipt of Mortgage Note
Exhibit G         [Reserved]
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Charged Off Loan Data Report
Exhibit J         Form of Investment Letter
Exhibit K         Form of Transfer Affidavit for Residual Certificates
Exhibit L         Form of Transferor Certificate
Exhibit M         Form of ERISA Representation Letter
Exhibit N-1       Form of Certification to be Provided by the Depositor with Form 10-K
Exhibit N-2       Form of Certification to be Provided to the Depositor by the Trustee
Exhibit N-3       Form of Certification to be Provided to the Depositor by the Servicers
Exhibit O         Form of Cap Contract
Exhibit P         Form of Annual Statement as to Compliance

Schedule I        Prepayment Charge Schedule

                  This Pooling and Servicing Agreement is dated as of June 1, 2005 (the "Agreement"), among FINANCIAL ASSET SECURITIES CORP., as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS SERVICING LP and GMAC MORTGAGE CORPORATION, as Servicers (together, the "Servicers") and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-two classes of certificates, designated as (i) the Class A Certificates, (ii) the Class M-1 Certificates, (iii) the Class M-2 Certificates, (iv) the Class M-3 Certificates, (v) the Class M-4 Certificates, (vi) the Class M-5 Certificates,
(vii) the Class M-6 Certificates, (viii) the Class M-7 Certificates, (ix) the Class M-8 Certificates, (x) the Class M-9 Certificates, (xi) the Class M-10 Certificates, (xii) the Class M-11 Certificates, (xiii) the Class B-1 Certificates, (xiv) the Class B-2 Certificates, (xv) the Class B-3 Certificates,
(xvi) the Class B-4 Certificates, (xvii) the Class C Certificates, (xviii) the Class P Certificates, (xix) the Class R Certificates, (xx) the Class R-X Certificates and (xxi) the Class X Certificates.

                                     REMIC 1

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Net WAC Rate Carryover Reserve Account, any Servicer Prepayment Charge Payment Amounts and the Cap Contract) as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 1." The Class R-1 Interest shall represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests shall be certificated.

                   REMIC 1         Initial Uncertificated       Latest Possible
Designation    Remittance Rate            Balance              Maturity Date(1)
-----------    ---------------     ----------------------      -----------------
   LTAA          Variable(2)         $637,000,000.00           February 25, 2035
    LTA          Variable(2)         $  4,186,000.00           February 25, 2035
   LTM1          Variable(2)         $    305,500.00           February 25, 2035
   LTM2          Variable(2)         $    282,750.00           February 25, 2035
   LTM3          Variable(2)         $    182,000.00           February 25, 2035
   LTM4          Variable(2)         $    172,250.00           February 25, 2035
   LTM5          Variable(2)         $    156,000.00           February 25, 2035
   LTM6          Variable(2)         $    156,000.00           February 25, 2035
   LTM7          Variable(2)         $    139,750.00           February 25, 2035
   LTM8          Variable(2)         $    123,500.00           February 25, 2035
   LTM9          Variable(2)         $    120,250.00           February 25, 2035
   LTM10         Variable(2)         $    110,500.00           February 25, 2035
   LTM11         Variable(2)         $    107,250.00           February 25, 2035
   LTB1          Variable(2)         $    136,500.00           February 25, 2035
   LTB2          Variable(2)         $    113,750.00           February 25, 2035
   LTB3          Variable(2)         $    110,500.00           February 25, 2035
   LTB4          Variable(2)         $     97,500.00           February 25, 2035
   LTZZ          Variable(2)         $  6,500,000.00           February 25, 2035
    LTP          Variable(2)         $        100.00           February 25, 2035

-------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 2." The Class R-2 Interest shall evidence the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

                  The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2 created hereunder:

                         Original Class Certificate                            Assumed Final
        Designation           Principal Balance        Pass-Through Rate      Maturity Date(1)
----------------------   --------------------------    -----------------     -----------------
Class A...............       $  418,600,000.00            Variable(2)        February 25, 2035
Class M-1.............       $   30,550,000.00            Variable(2)        February 25, 2035
Class M-2.............       $   28,275,000.00            Variable(2)        February 25, 2035
Class M-3.............       $   18,200,000.00            Variable(2)        February 25, 2035
Class M-4.............       $   17,225,000.00            Variable(2)        February 25, 2035
Class M-5.............       $   15,600,000.00            Variable(2)        February 25, 2035
Class M-6.............       $   15,600,000.00            Variable(2)        February 25, 2035
Class M-7.............       $   13,975,000.00            Variable(2)        February 25, 2035
Class M-8.............       $   12,350,000.00            Variable(2)        February 25, 2035
Class M-9.............       $   12,025,000.00            Variable(2)        February 25, 2035
Class M-10............       $   11,050,000.00            Variable(2)        February 25, 2035
Class M-11............       $   10,725,000.00            Variable(2)        February 25, 2035
Class B-1.............       $   13,650,000.00            Variable(2)        February 25, 2035
Class B-2.............       $   11,375,000.00            Variable(2)        February 25, 2035
Class B-3.............       $   11,050,000.00            Variable(2)        February 25, 2035
Class B-4.............       $    9,750,000.00            Variable(2)        February 25, 2035
Class C Interest......       $            0.00(3)         Variable(2)        February 25, 2035
Class P Interest......       $          100.00(4)            N/A(5)          February 25, 2035

------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class C Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LTP). The Class C Interest will not accrue interest on its Certificate Principal Balance.
(4)  The Class P Interest will not accrue interest.

                                     REMIC 3

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest represents the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 3 created hereunder:

                         Original Class Certificate                            Assumed Final Maturity
  Class Designation           Principal Balance         Pass-Through Rate              Date(1)
--------------------     --------------------------     -----------------      ----------------------
Class C Certificates             $   0.00                  Variable(2)            February 25, 2035

-----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for the Class C Certificates.
(2) The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

                                     REMIC 4

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 4 created hereunder:

                      Original Class Certificate                           Assumed Final Maturity
Class Designation          Principal Balance         Pass-Through Rate             Date(1)
-----------------     --------------------------     -----------------     ----------------------
     Class P                    $100.00                 Variable(2)           February 25, 2035

-----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

                               GRANTOR TRUST FUND

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of (i) the Released Loans and (ii) any Monthly Payments or other recoveries on the Released Loans, as a Grantor Trust for federal income tax purposes under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or as a partnership, and such segregated pool of assets will be designated as the Grantor Trust Fund. The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class of Certificates that represents the interests in the Grantor Trust Fund.

                            Original Class Certificate
   Class Designation             Principal Balance           Pass-Through Rate
   -----------------        --------------------------       -----------------
        Class X                         N/A                         N/A

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Defined Terms.

                  Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Floating Rate Certificates shall be made on the basis of the actual number of days elapsed and a 360-day year and and all calculations in respect of interest on the Class C Certificates all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

                  "1933 Act":  The Securities Act of 1933, as amended.

                  "Account": Either of the Collection Account or Distribution Account.

                  "Accrual Period": With respect to the Floating Rate Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

                   "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the Servicing Fee Rate.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the related Servicer in respect of any Distribution Date pursuant to Section 4.04.

                  "Advance Facility":  As defined in Section 3.29 hereof.

                  "Advance Facility Trustee": As defined in Section 3.29 hereof.

                  "Advancing Person":  As defined in Section 3.29 hereof.

                  "Advance Reimbursement Amounts": As defined in Section 3.29 hereof.

                  "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

                  "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates or the Class B Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subequent Recoveries.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

                  "Assignment Agreements": Each Assignment and Recognition Agreement, dated June 7, 2005, among the Seller, the related Originator and the Depositor, pursuant to which certain of the Seller's rights under the related Master Agreement were assigned to the Depositor, substantially in the forms attached hereto as Exhibit C.

                  "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

                  "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on the Mortgage Loans on or prior to the related Determination Date, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Accounts by the Servicers in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Servicers for such Distribution Date in respect of the Mortgage Loans, (f) the aggregate of any related advances made by the Trustee in respect of the Mortgage Loans for such Distribution Date pursuant to Section
7.02 and (g) the amount of any Prepayment Charges collected by the Servicers in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount over (ii) the sum of (a) amounts reimbursable or payable to the Servicers pursuant to Section 3.11(a) (with respect to GMACM) or Section 2.05 of Exhibit B (with respect to Countrywide Servicing) or the Trustee pursuant to Section 3.11(b), (b) amounts deposited in the Collection Accounts or the Distribution Account pursuant to clauses (a) through (g) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Servicers in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (d) the Trustee Compensation payable from the Distribution Account pursuant to Section 8.05 and (e) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section
6.03 or Section 8.05.

                  "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized Stated Principal Balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

                  "Balloon Payment": A payment of the unamortized Stated Principal Balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

                  "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Floating Rate Certificates shall be Book-Entry Certificates.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of California, or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

                  "Cap Amount": The Cap Amount for any Class of Floating Rate Certificates is equal to (i) the aggregate amount received by the Trust from the Cap Contract multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such Class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately prior to the applicable Distribution Date.

                  "Cap Contract": The Cap Contract between the Trustee and the counterparty thereunder, a form of which is attached hereto as Exhibit O.

                  "Certificate": Any Regular Certificate or Residual
Certificate.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or either Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor or either Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Margin": With respect to each Class of Floating Rate Certificates and for purposes of the Marker Rate and the Maximum Uncertificated Accrued Interest Deferral Amount, the specified REMIC 1 Regular Interest, as follows:

                                                    Certificate Margin
                       REMIC 1 Regular          --------------------------
        Class             Interest              (1) (%)            (2) (%)
        -----          ---------------          -------            -------
          A                  LTA                 0.170              0.340
         M-1                LTM1                 0.500              0.750
         M-2                LTM2                 0.540              0.810
         M-3                LTM3                 0.580              0.870
         M-4                LTM4                 0.700              1.050
         M-5                LTM5                 0.800              1.200
         M-6                LTM6                 0.900              1.350
         M-7                LTM7                 1.400              2.100
         M-8                LTM8                 1.750              2.625
         M-9                LTM9                 2.250              3.375
         M-10               LTM10                3.000              4.500
         M-11               LTM11                3.000              4.500
         B-1                LTB1                 3.000              4.500
         B-2                LTB2                 3.000              4.500
         B-3                LTB3                 3.000              4.500
         B-4                LTB4                 3.000              4.500

----------
(1) For the Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For each other Accrual Period.


                  "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

                  "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate or Class B Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

                  "Certification":  As defined in Section 3.22(b)(ii).

                  "Charged Off Loan": Any Mortgage Loan that is charged off by a Servicer pursuant to Section 3.16 (with respect to GMACM) or Section 2.03 of Exhibit B (with respect to Countrywide Servicing), no later than the date on which such Mortgage Loan becomes 180 days delinquent.

                  "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

                  "Class A Certificate": Any one of the Class A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class B-1 Certificate": Any one of the Class B-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class B-1 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 80.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                  "Class B-2 Certificate": Any one of the Class B-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class B-2 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date), (xiii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (xiv) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.90% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                  "Class B-3 Certificate": Any one of the Class B-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class B-3 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date), (xiii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (xiv) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date) and (xv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                  "Class B-4 Certificate": Any one of the Class B-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class B-4 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date), (xiii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (xiv) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date), (xv) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date) and (xvi) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                  "Class C Certificates": Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class C Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-1 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 28.50% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-2 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 37.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-3 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 42.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-4 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 48.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-5 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 52.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-6 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 57.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-7 Certificate": Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-7 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 62.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-8 Certificate": Any one of the Class M-8 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-8 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 65.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-9 Certificate": Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-9 Principal Distribution Amount": The excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 69.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-10 Certificate": Any one of the Class M-10 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-10 Principal Distribution Amount": The excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (x) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 72.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-11 Certificate": Any one of the Class M-11 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-11 Principal Distribution Amount": The excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class P Certificates": Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

                  "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

                  "Class R Certificate": The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19 and evidencing the ownership of the Class R-1 Interest and the Class R-2 Interest.

                  "Class R-X Certificate": The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-3 Interest and the Class R-4 Interest.

                  "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

                  "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

                  "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

                  "Class R-4 Interest": The uncertificated Residual Interest in REMIC 4.

                  "Class X Certificate": Any one of the Class X Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-21, representing the right to distributions as set forth herein.

                  "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

                  "Closing Date": June 23, 2005.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained by each Servicer pursuant to Section 3.10(a), which shall be entitled "GMAC Mortgage Corporation, as a servicer for Deutsche Bank National Trust Company as Trustee, in trust for registered Holders of Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A" and "Countrywide Home Loans Servicing LP, as a servicer for Deutsche Bank National Trust Company as Trustee, in trust for registered Holders of Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A," each of which must be an Eligible Account.

                  "Condemnation Proceeds":  As defined in Exhibit B.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicers.

                  "Corresponding Certificate": With respect to each REMIC 1 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

        REMIC 1 Regular Interest                  Regular Certificate
        ------------------------                  -------------------
                  LTA                                   Class A
                  LTM1                                 Class M-1
                  LTM2                                 Class M-2
                  LTM3                                 Class M-3
                  LTM4                                 Class M-4
                  LTM5                                 Class M-5
                  LTM6                                 Class M-6
                  LTM7                                 Class M-7
                  LTM8                                 Class M-8
                  LTM9                                 Class M-9
                 LTM10                                 Class M-10
                 LTM11                                 Class M-11
                  LTB1                                 Class B-1
                  LTB2                                 Class B-2
                  LTB3                                 Class B-3
                  LTB4                                 Class B-4
                  LTP                                   Class P

                  "Countrywide Mortgage Loans": The Mortgage Loans serviced by Countrywide Servicing.

                  "Countrywide Servicing": Countrywide Home Loans Servicing LP, as a Servicer under this Agreement, or any successor thereto.

                  "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates, the Class B Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

                  "Cut-off Date": With respect to each Mortgage Loan, June 1, 2005.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid Stated Principal Balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.02(c) hereof.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                  "Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans that are Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or in bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

                  "Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

                  "Depositor": Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

                  "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the related Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the related Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code or (iv) an "electing large partnership" within the meaning of Section 775 of the Code. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A" and which must be an Eligible Account.

                  "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2005.

                  "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated F-1 by Fitch and P-1 by Moody's (or comparable ratings if Fitch and Moody's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC up to the insured amount, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Account": The account or accounts created and maintained pursuant to Section 3.09 (with respect to GMACM) or Section 2.06 of Exhibit B (with respect to Countrywide Servicing).

                  "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                  "Excess Overcollateralized Amount": With respect to the Floating Rate Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount distributable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

                  "Fannie Mae": Federal National Mortgage Association or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the related Originator, the Seller or the related Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) (with respect to GMACM),
Section 2.03 of Exhibit B (with respect to Countrywide Servicing) or Section 10.01), a determination made by the related Servicer that all Insurance Proceeds, Net Liquidation Proceeds and other payments or recoveries which the related Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Floating Rate Certificates": Any Class A Certificate, Mezzanine Certificate or Class B Certificate.

                  "Formula Rate": For any Distribution Date and the Floating Rate Certificates, the sum of (i) LIBOR plus (ii) the related Certificate Margin.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "GMACM": GMAC Mortgage Corporation, as a Servicer under this Agreement, or any successor thereto.

                  "GMACM Mortgage Loans":  The Mortgage Loans serviced by GMACM.

                  "Grantor Trust Fund": The segregated pool of assets subject hereto, consisting of (i) the Releaseed Loans and (ii) any recoveries on the Released Loans. For federal income tax purposes, the Grantor Trust Fund will not be an asset of any REMIC.

                  "Highest Priority": As of any date of determination, the Class of Mezzanine Certificates or Class B Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

                  "Indenture": An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof).

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, each Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or either Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or either Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or either Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or either Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Servicers) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Servicers) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the related Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the related Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Determination Date": With respect to the Floating Rate Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  "Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans.

                  "Late Collections": With respect to GMACM and any GMACM Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered. With respect to Countrywide Servicing and any Countrywide Mortgage Loan, the meaning set forth in Exhibit B.

                  "LIBOR": With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

                  "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the related Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) (with respect to GMACM), Section 2.03 of Exhibit B (with respect to Countrywide Servicing) or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

                  "Liquidation Proceeds": With respect to GMACM and any Mortgage Loans serviced by it, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.16(c), Section 3.23 or Section 10.01. With respect to Countrywide Servicing and any Countrwide Mortgage Loan, the meaning set forth in Exhibit B.

                  "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

                  "Losses":  As defined in Section 9.03.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the related Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit H hereto.

                  "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                  "Marker Rate": With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3, REMIC 1 Regular Interest LTB4 and REMIC 1 Regular Interest LTZZ, with the rate on each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LTZZ) subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin for the related Corresponding Certificate and (ii) the Net WAC Rate for the purpose of this calculation; and with the rate on REMIC 1 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

                  "Master Agreement": Any of the Master Mortgage Loan Purchase and Interim Servicing Agreement, between an Originator and the Seller.

                  "Maximum Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTZZ minus the REMIC 1 Overcollateralization Amount, in each case for such Distribution Date, over (b) the sum of the Uncertificated Accrued Interest on REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3 and REMIC 1 Regular Interest LTB4 with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin for the related Corresponding Certificate and (ii) the Net WAC Rate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to each such REMIC 1 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS Mortgage Loan": As defined in Exhibit B.

                  "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate, Class M-10 Certificate or Class M-11 Certificate.

                  "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  "MOM Loan": With respect to any Accredited Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  "Monthly Interest Distributable Amount": With respect to any Class of Floating Rate Certificates and the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan, (ii) any modifications to a Mortgage Loan pursuant to Section 3.07 (with respect to GMACM) or Section 2.01 of Exhibit B (with respect to Countrywide Servicing) and
(iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to Section 3.07 (with respect to GMACM) or Section 2.01 of Exhibit B (with respect to Countrywide Servicing); and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a second lien on, or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Schedule":As of any date, the list of Mortgage Loans included in REMIC 1 on such date, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan, as applicable:

                  (1)      the Mortgage Loan identifying number;

                  (2)      [reserved];

                  (3)      the state and zip code of the Mortgaged Property;

                  (4) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6)      the original months to maturity;

                  (7) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

                  (8)      the Loan-to-Value Ratio at origination;

                  (9) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (10) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (11)     the stated maturity date;

                  (12)     the amount of the Monthly Payment at origination;

                  (13) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

                  (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (15)     the original principal amount of the Mortgage Loan;

                  (16) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

                  (17) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (18)     the Mortgage Rate at origination;

                  (19) a code indicating the documentation program (i.e., full documentation, limited income verification, no income verification, alternative income verification);

                  (20)     the risk grade;

                  (21)     the Value of the Mortgaged Property;

                  (22) the sale price of the Mortgaged Property, if applicable;

                  (23) the actual unpaid Principal Balance of the Mortgage Loan as of the Cut-off Date;

                  (24)     the type and term of the related Prepayment Charge;

                  (25)     the program code; and

                  (26)     whether the Mortgage Loan is a SRO Mortgage Loan.

                  The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average remaining term to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicers in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees or ancillary income received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                  "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Floating Rate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

                  "Net WAC Rate": For any Distribution Date and the Floating Rate Certificates, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and
(y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

                  "Net WAC Rate Carryover Amount": With respect to any Class of Floating Rate Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates on such Distribution Date calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for the most recently ended Accrual Period.

                  "Net WAC Rate Carryover Reserve Account": The account established and maintained pursuant to Section 4.07.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein. Any Advances or Servicing Advances relating to Mortgage Loans that are charged off pursuant to Section 3.16(a) (with respect to GMACM) or Section 2.03 of Exhibit B (with respect to Countrywide Servicing) hereof shall be deemed to be Nonrecoverable Advances.

                  "Notional Amount": Immediately prior to any Distribution Date with respect to the Class C Interest, the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interests (other than the REMIC 1 Regular Interest LTP).

                  "Offered Certificates": The Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates and the Class M-11 Certificates) offered to the public pursuant to the Prospectus Supplement.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the applicable Servicer, the Seller or the Depositor, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or either Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The first Distribution Date on which the Terminator may opt to terminate the Trust Fund pursuant to Section 10.01.

                  "Original Class Certificate Principal Balance": With respect to the Floating Rate Certificates, the Class C Certificates, the Class C Interest, the Class P Certificates and the Class P Interest, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

                  "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Original Mortgage Loans as of the Cut-off Date is equal to $650,000,100.

                  "Originator": Any of Aames Capital Corporation, Countrywide Home Loans, Inc., E-Loan, Inc., First National Bank of Nevada, Fremont Investment & Loan and Meritage Mortgage Corporation, or their respective successor in interest, as the context requires.

                  "Other Insurance Proceeds":  As defined in Exhibit B.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date).

                  "Overcollateralization Floor": With respect to the Floating Rate Certificates, $3,250,000.

                  "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 4.85% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (A) 9.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) $3,250,000 and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Floating Rate Certificates to zero, the Overcollateralization Target Amount shall be zero.

                  "Overcollateralized Amount": For any Distribution Date, the amount equal to (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to any Class of the Floating Rate Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date. With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC 1 Regular Interest LTP and (ii) interest on the Uncertificated Balance of each REMIC 1 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 1 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC 1 Regular Interests LTAA, LTA, LTM1, LTM2, LTM3, LTM4, LTM5, LTM6, LTM7, LTM8, LTM9, LTM10, LTM11, LTB1, LTB2, LTB3, LTB4 and LTZZ.

                  With respect to the Class C Certificates, 100% of the interest distributable to the Class C Interest, expressed as a per annum rate.

                  "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

                  "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicers, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody's and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch and P-1 by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must
         (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by Moody's and Fitch (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including those money market funds managed or advised by the Trustee or its Affiliates, that have been rated "AAA" by Fitch (if rated by Fitch) and "Aaa" by Moody's; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

                  "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Pool Balance": As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans as of such date.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial Principal Prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the state of origination of the related Mortgage Loan;

                  (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                  (v) the term of the related Prepayment Charge; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the fifteenth day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan serviced by GMACM that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring from the first day of the related Prepayment Period through the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Prepayment Interest Shortfall Amount": As defined in
Exhibit B.

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the 15th day of the calendar month in which the related Distribution Date occurs.

                  "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                  "Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and
(ii) the Extra Principal Distribution Amount.

                   "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Servicer that was due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited in the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period and
(vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal.

                  "Prospectus Supplement": That certain Prospectus Supplement dated June 17, 2005 relating to the public offering of the Offered Certificates.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased by the Seller or GMACM pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01, and as confirmed by an Officers' Certificate from the party purchasing the Mortgage Loan to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the related Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the related Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the related Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law. With respect to each Originator and any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by a certificate of an Officers' Certificate of the related Originator to the Trustee, an amount equal to the amount set forth pursuant to the terms of the related Master Agreement.

                  "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

                  "Qualified Substitute Mortgage Loan": With respect to the Seller, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) be current as of the date of substitution, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (vii) have been underwritten or reunderwritten by the related Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan and (viii) conform to each representation and warranty assigned to the Depositor pursuant to the related Assignment Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balance, the Mortgage Rates described in clause (ii) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (vi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause
(iii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. With respect to each Originator, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of the related Master Agreement which must, on the date of such substitution conform to the terms set forth in the related Master Agreement.

                  "Rating Agency or Rating Agencies": Moody's, Fitch, or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Servicer.

                  "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the related Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date. Any Charged Off Loan will give rise to a Realized Loss at the time it is charged off, as described in Section
3.16 hereof.

                  "Released Loan": Any Charged Off Loan that is released by a Servicer to the Holders of the Class X Certificates pursuant to Section 3.16 (with respect to GMACM) or Section 2.03 of Exhibit B (with respect to Countrywide Servicing), generally on the date that is six months after the date on which the Servicer begins using non-foreclosure collection procedures on such Charged Off Loans. All Released Loans will no longer be an asset of the Trust Fund.

                  "Record Date": With respect to (i) the Class P Certificates, the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) the Floating Rate Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for any of the Floating Rate Certificates are available pursuant to Section 5.02, the Record Date for such Certificates that are Definitive Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

                  "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Originators or either Servicer or any Affiliate thereof and (iii) which have been designated as such by the Trustee, after consultation with the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee after consultation with the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any of the Floating Rate Certificates, Class C Certificates or Class P Certificates.

                  "Reimbursement Amount": As defined in Section 3.29.

                  "Relief Act": The Servicemembers Civil Relief Act, or any state law providing for similar relief.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Assignment Agreements (including any security interest created thereby) and
(v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Released Loans, the Net WAC Rate Carryover Reserve Account, the Cap Contract, or any Servicer Prepayment Charge Payment Amounts.

                   "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC 1 Overcollateralization Target Amount": 1.00% of the Overcollateralization Target Amount.

                  "REMIC 1 Overcollateralization Amount": With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3, REMIC 1 Regular Interest LTB4 and REMIC 1 Regular Interest LTP, in each case as of such date of determination.

                  "REMIC 1 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3 and REMIC 1 Regular Interest LTB4 and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3, REMIC 1 Regular Interest LTB4 and REMIC 1 Regular Interest LTZZ.

                  "REMIC 1 Regular Interests": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 1 Regular
Interests: REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3, REMIC 1 Regular Interest LTB4, REMIC 1 Regular Interest LTZZ and REMIC 1 Regular Interest LTP.

                  "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other tan the Class C Certificates and Class P Certificates), the Class C Interest, the Class P Interest and the Class R Certificates (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 3": The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 4": The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interests": The REMIC 1 Regular Interests, the Class C Interest and the Class P Interest.

                  "Remittance Date":  As defined in Exhibit B.

                  "Remittance Report": A report prepared by the related Servicer and delivered to the Trustee pursuant to Section 4.04.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23 or Section 2.13 of Exhibit B.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 (with respect to GMACM) or
Section 2.13 of Exhibit B (with respect to Countrywide Servicing) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the related Servicer pursuant to Section 3.23 (with respect to GMACM) or Section 2.13 of Exhibit B (with respect to Countrywide Servicing) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the related Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23 (with respect to GMACM) or Section
2.13 of Exhibit B (with respect to Countrywide Servicing).

                  "Repurchase Price":  As defined in Exhibit B.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a Fannie Mae eligible condominium project,
(iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                  "Residual Certificate": The Class R Certificates and the Class R-X Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, any director, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Seller": Greenwich Capital Financial Products, Inc., a Delaware corporation, in its capacity as Seller under the Assignment Agreements.

                  "Senior Principal Distribution Amount": The excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 19.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                  "Servicer": Either Countrywide Servicing, with respect to the Countrwyide Mortgage Loans or GMACM, with respect to the GMACM Mortgage Loans, as the context requires, or any successor Servicer appointed as herein provided, each in its capacity as a Servicer hereunder.

                  "Servicer Certification": As defined in Section 3.22(b) (with respect to GMACM) or Section 2.24(b) of Exhibit B (with respect to Countrywide Servicing).

                  "Servicer Event of Termination": One or more of the events described in Section 7.01 (with respect to GMACM) or Article III of Exhibit B (with respect to Countrywide Servicing).

                  "Servicer Prepayment Charge Payment Amount": The amounts payable by the related Servicer in respect of any waived Prepayment Charges pursuant to Section 2.05, Section 3.01 (with respect to GMACM) or Section 2.01 of Exhibit B (with respect to Countrywide Servicing).

                  "Servicer Remittance Date": With respect to any Distribution Date, the third Business Day prior to such Distribution Date.

                  "Servicer's Assignee":  As defined in Section 3.29 hereof.

                  "Servicing Advance Reimbursement Amount": As defined in
Section 3.29.

                  "Servicing Advances": With respect to GMACM, all customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by GMACM in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures related to a Mortgage Loan, (iii) the management and liquidation of the REO Property and
(iv) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and
3.23. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by GMACM in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. GMACM shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance. With respect to Countrywide Servicing, as defined in Exhibit B.

                  "Servicing Fee": With respect to GMACM and each GMACM Mortgage Loan and for any calendar month, an amount equal to the Servicing Fee Rate accrued for such month (or in the event of any Principal Prepayment in full made by the Mortgagor during such month, the Servicing Fee Rate accrued for the number of days covered by the payment of interest accompanying the Principal Prepayment in full), on the same principal amount on which interest on such Mortgage Loan accrues for such month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation. With respect to Countrywide Servicing and each Countrywide Mortgage Loan, as defined in Exhibit B.

                  "Servicing Fee Rate":  0.50% per annum.

                  "Servicing Officer": Any officer of either Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by each Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Rights": With respect to any SRO Mortgage Loan, any and all of the following: (a) the right to terminate GMACM as servicer of such Mortgage Loan, with or without cause; (b) the right to transfer the Servicing Rights and/or all servicing obligations with respect to such Mortgage Loan; (c) the right to receive the Servicing Fee, less an amount to be retained by GMACM as its servicing compensation as agreed to by the Servicing Rights Owner and GMACM and (d) all powers and privileges incident to any of the foregoing.

                  "Servicing Rights Owner": With respect to the SRO Mortgage Loans, the Seller or any successor or assign of the Seller.

                  "Servicing Standard": With respect to GMACM, as defined in
Section 3.01.

                  "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively and any fees associated with MERS.

                  "SRO Mortgage Loans": Any Mortgage Loans for which GMACM is the Servicer and the Seller is the Servicing Rights Owner, which are listed in the Mortgage Loan Schedule.

                  "Startup Day": As defined in Section 9.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date to the extent received from the Mortgagor or advanced by the related Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in July 2008 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 80.90%.

                  "Sub-Servicer": Any Person with which either Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Servicer.

                  "Sub-Servicing Agreement": The written contract between either Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Subsequent Recoveries": As of any Distribution Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.11 (with respect to GMACM) or Section 2.05 of Exhibit B (with respect to Countrywide Servicing)) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Substitution Adjustment": As defined in Section 2.03(d) hereof.

                  "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 10.01(a) hereof.

                  "Terminator":  As defined in Section 10.01(a) hereof.

                  "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

                  (i) the Delinquency Percentage exceeds 16.00% of the Credit Enhancement Percentage; or

                  (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In                    Percentage
------------------------------     ---------------------------------------------
July 2007 through June 2008        4.00% for the first month, plus an additional
                                   1/12th of 4.50% for each month thereafter.
July 2008 through June 2009        8.50% for the first month, plus an additional
                                   1/12th of 3.50% for each month thereafter.
July 2009 through June 2010        12.00% for the first month, plus an
                                   additional 1/12th of 3.00% for each month
                                   thereafter.
July 2010 through June 2011        15.00% for the first month, plus an
                                   additional 1/12th of 1.50% for each month
                                   thereafter.
July 2011 and thereafter           16.50% for each month.


                  "Trust": Soundview Home Loan Trust 2005-A, the trust created hereunder.

                  "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4, the Cap Contract and the right to receive any amounts from the Net WAC Rate Carryover Reserve Account and any Servicer Prepayment Charge Payment Amounts. Notwithstanding the foregoing, however, the Trust Fund specifically excludes all Servicing Rights with respect to the GMACM Mortgage Loans.

                  "Trustee": Deutsche Bank National Trust Company, a national banking association, or any successor trustee appointed as herein provided.

                  "Trustee Compensation": Such compensation, if any, as set forth in the separate fee schedule between the Trustee and the Depositor, which compensation shall be payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

                   "Uncertificated Accrued Interest": With respect to each REMIC 1 Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC 1 Pass-Through Rate on the Uncertificated Principal Balance of such REMIC 1 Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls (allocated to such REMIC 1 Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

                  "Uncertificated Principal Balance": With respect to each REMIC 1 Regular Interest, the amount of such REMIC 1 Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balance of REMIC 1 Regular Interest LTZZ shall be increased by interest deferrals as provided in
Section 4.08. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates then outstanding. The Uncertificated Principal Balance of each REMIC 1 Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

                  "Uncertificated REMIC 1 Pass-Through Rate": For any Distribution Date and each REMIC 1 Regular Interest, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans for such Distribution Date.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                  "Unpaid Interest Shortfall Amount": With respect to the Floating Rate Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the related Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the related Originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the related Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(1) above.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Floating Rate Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Floating Rate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class. The Class X Certificates shall have no Voting Rights.

                  SECTION 1.02 Accounting.

                  Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                  SECTION 1.03 Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Floating Rate Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Floating Rate Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3, REMIC 1 Regular Interest LTB4 and REMIC 1 Regular Interest LTZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01 Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Master Agreements (as assigned to the Depositor pursuant to the terms of the Assignment Agreements), (v) the right to receive any amounts payable under the Cap Contract, (vi) all other assets included or to be included in the Trust Fund and (vii) all proceeds of any of the foregoing; provided that such assignment shall not include any Servicing Rights with respect to the SRO Mortgage Loans. Such assignment includes all interest and principal due and collected by the Depositor or the related Servicer after the Cut-off Date with respect to the Mortgage Loans.

                  Notwithstanding anything provided herein to the contrary, each of the parties hereto agrees and acknowledges that, notwithstanding the transfer, conveyance and assignment of the Mortgage Loans from the Depositor to the Trustee pursuant to this Agreement, the Servicing Rights Owner remains the sole and exclusive owner of the Servicing Rights with respect to the SRO Mortgage Loans.

                  The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Cap Contract on the Closing Date and thereafter on behalf of the Holders of the Floating Rate Certificates. The Depositor, each Servicer and the Holders of the Floating Rate Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Cap Contract and shall do so solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

                  In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a "Mortgage File"):

                  (i) the original Mortgage Note including any riders thereto, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse" or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

                  (ii) the original Mortgage (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan), with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "Deutsche Bank National Trust Company, as Trustee, without recourse";

                  (iv) an original of any intervening assignment of Mortgage showing a complete chain of assignments (or to MERS if the Mortgage Loan is registered on the MERS(R) System and noting the presence of
         MIN);

                  (v) the original or a certified copy of lender's title insurance policy; and

                  (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  The Depositor herewith also delivers to the Trustee an executed copy of each Assignment Agreement and each Master Agreement.

                  If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee no later than the Closing Date, of a copy of each such document certified by the related Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the related Originator, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Trustee, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof. The related Servicer or the Depositor shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Trustee shall notify the related Servicer and such Servicer (or, if the Servicer is an Affiliate of the related Originator, the Trustee) shall enforce the obligations of the related Originator under the related Master Agreement to cure such defect or deliver such missing document to the Trustee within 90 days. If such Originator does not cure such defect or deliver such missing document within such time period, the related Servicer (or, if the Servicer is an Affiliate of the related Originator, the Trustee) shall use commercially reasonable efforts to attempt to enforce the obligations of such Originator to either repurchase or substitute for such Mortgage Loan in accordance with
Section 2.03; provided, however, that the related Servicer or the Trustee shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the related Servicer or the Trustee in enforcing any obligations of any Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the related Assignment Agreement. In connection with the foregoing, it is understood that the Trustee shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

                  Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, the Trustee shall enforce the obligations of each Originator under the related Master Agreement to cause the Assignments which were delivered in blank to be completed and to record all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof. The Trustee shall enforce the obligations of each Originator under the related Master Agreement to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of each Originator under the related Master Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee and the Depositor receive notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, shall be submitted for recording in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination (in which case the Assignments for the Mortgage Loans serviced by the related Servicer shall be recorded), (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof (in which case the Assignments for the Mortgage Loans serviced by the related Servicer shall be recorded), (v) upon receipt of notice from the related Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) upon receipt of notice from the related Servicer, any Mortgage Loan that is 90 days or more Delinquent. In the event of
(i) through (vi) set forth in the immediately preceding sentence, the Trustee shall enforce the obligations of the related Originator to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of notice by the Seller. Notwithstanding the foregoing, if the related Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust.

                  Each Servicer shall forward to the Trustee original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Trustee with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the related Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, such Servicer shall deliver to the Trustee, within such 365 day period, an Officers' Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Trustee, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Trustee. In the event the appropriate public recording office will not certify as to the accuracy of such document, the related Servicer shall deliver a copy of such document certified by an officer of such Servicer to be a true and complete copy of the original to the Trustee.

                  The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a high-cost home loan as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

                  SECTION 2.02 Acceptance by Trustee.

                  Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees to execute and deliver to the Depositor and the Servicers on or prior to the Closing Date an acknowledgment of receipt of the related original Mortgage Note for each Mortgage Loan (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

                  The Trustee agrees, for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders, to certify to the Depositor and the related Servicer in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the respective Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, legally enforceable, valid or binding or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the related Servicer a final certification in the form annexed hereto as Exhibit F-2, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or not to conform with respect to any characteristics which are within the scope of the Trustee's review as provided herein, at the conclusion of its review, the Trustee shall so notify the Seller, the Depositor, the related Originator and the related Servicer. In addition, upon the discovery by the Depositor or the related Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by an Originator in the related Master Agreement or the Seller in the related Assignment Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.03 Repurchase or Substitution of Mortgage Loans by
                               an Originator or the Seller.

                  (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by an Originator or the Seller, as applicable, of any representation, warranty or covenant under a Master Agreement or an Assignment Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the related Servicer of such defect, missing document or breach and such Servicer (or, if the Servicer is an Affiliate of the related Originator, the Trustee) shall request that the related Originator deliver such missing document or that the related Originator cure such defect or breach within 90 days from the date such Originator was notified of such missing document, defect or breach, and if such Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Servicer (or, if the Servicer is an Affiliate of the related Originator, the Trustee) shall use commercially reasonable efforts to attempt to enforce such Originator's obligation under the related Master Agreement or the Seller's obligation under the related Assignment Agreement and notify the Originator or the Seller, as applicable, of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e)); provided, however, that such Servicer or the Trustee shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist such Servicer or the Trustee in enforcing any obligations of any Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the related Assignment Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the related Servicer for deposit in the related Collection Account, and the Trustee, upon receipt of written certification from the related Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the related Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the related Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, an Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d); provided, however, the Seller may not substitute for any Mortgage Loan which breaches a representation or warranty regarding abusive or predatory lending laws. In furtherance of the foregoing, if an Originator or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, such Originator or the Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Originator or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of an Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against any Originator or the Seller, as applicable, respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

                  (c) Within 90 days of the earlier of discovery by either Servicer or receipt of notice by either Servicer of the breach of any representation, warranty or covenant of such Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which an Originator or the Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by such Originator or the Seller, as applicable, delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review such documents as specified in Section 2.02 and the Trustee shall deliver to the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the related Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the related Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the related Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Trustee, who shall forward such notice to the Certificateholders, that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution by an Originator or the Seller, as applicable, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the related Assignment Agreement, including all applicable representations and warranties thereof included in such Assignment Agreement as of the date of substitution.

                  For any month in which an Originator or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Mortgage Rate. On the date of such substitution, the related Originator or the Seller, as applicable, will deliver or cause to be delivered to the related Servicer for deposit in its Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such Originator or the Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the related Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(I) of the Code or on "contributions after the startup date" under Section 860G(d)(I) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                  (e) Upon discovery by the Depositor, either Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto. In connection therewith, the related Originator or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in
Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the related Originator if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by such Originator under the related Assignment Agreement or (ii) by the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in
Section 2.03(a) or 2.03(d), if made by an Originator, or Section 2.03(b), if made by the Depositor. The Trustee shall reconvey to the Depositor or the related Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  (f) Upon discovery or receipt of written notice of a breach by the Seller of any representation, warranty or covenant made by the Seller under the Assignment Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, and if either (i) such Mortgage Loan is not in breach of any representation, warranty or covenant of the related Originator or (ii) the related Originator has failed to remedy such representation, warranty or covenant with respect to such Mortgage Loan, then the Trustee shall promptly notify the Servicer of such breach and the Servicer shall request that the Seller remedy such breach by the Seller, to the extent provided in the Assignment Agreement, in the manner and within the time periods set forth in the Assignment Agreement.

                  SECTION 2.04 [Reserved].

                  SECTION 2.05 Representations, Warranties and Covenants of
                               GMACM.

                  This Section 2.05 is applicable only to GMACM and the GMACM Mortgage Loans. The representations, warranties and coventants of Coutntrywide Servicing are set forth in Exhibit B hereto. With respect to Countrywide Servicing, to the extent of any inconsistency between the provisions of this
Section 2.05 and Exhibit B, the provisions of Exhibit B shall control.

                  GMACM hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) GMACM is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by GMACM or to ensure the enforceability or validity of each Mortgage Loan serviced by it; GMACM has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by GMACM and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of GMACM, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by GMACM to make this Agreement valid and binding upon GMACM in accordance with its terms;

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of GMACM and will not result in the material breach of any term or provision of the charter or by-laws of GMACM or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which GMACM or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which GMACM or its property is subject;

                  (iii) The execution and delivery of this Agreement by GMACM and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

                  (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by GMACM, constitute and will constitute valid, legal and binding obligations of GMACM, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

                  (v) GMACM does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against GMACM that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of GMACM that might prohibit or materially and adversely affect the performance by GMACM of its obligations under, or the validity or enforceability of, this Agreement, or (B) may result in any material impairment of the right or ability of GMACM to carry on its business substantially as now conducted, or (C) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of GMACM contemplated herein, or (D) would otherwise be likely to impair materially the ability of GMACM to perform under the terms of this Agreement; (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by GMACM in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

                  (viii) GMACM will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01;

                  (ix) GMACM has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") in a timely manner; and

                  (x) GMACM is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, either Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to GMACM and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by GMACM or receipt of notice by GMACM of the breach of the representation or covenant GMACM set forth in Section 2.05(viii) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, GMACM must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into its Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Master Agreements respecting a breach of the representations, warranties and covenants of the Originators.

                  SECTION 2.06 Representations and Warranties of the Depositor.

                  The Depositor represents and warrants to the Trust, the Servicers and the Trustee on behalf of the Certificateholders as follows:

                  (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 2.07 Issuance of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                  SECTION 2.08 [Reserved].

                  SECTION 2.09 Acceptance of REMIC 1, REMIC 2, REMIC 3 and REMIC
                               4 by the Trustee; Conveyance of REMIC 1 Regular Interests, Class C Interest and Class P Interest; Issuance of Certificates.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

                  (b) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

                  (c) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 3.

                  (d) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 4.

                  (e) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other than the Class C Certificates and Class P Certificates) in authorized denominations, which Certificates, together with the Class C Interests and Class P Interests and the Class R Certificates (in respect of the Class R-2 Interest), evidence the entire beneficial ownership interest in REMIC 2.

                  (f) In exchange for the Class C Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates in authorized denominations, which Certificates, together with the Class R-X Certificates (in respect of the Class R-3 Interest), evidence the entire beneficial ownership interest in REMIC 3.

                  (g) In exchange for the Class P Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class P Certificates in authorized denominations, which Certificates, together with the Class R-X Certificates (in respect of the Class R-4 Interest), evidence the entire beneficial ownership interest in REMIC 4.

                  (h) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and Section 2.09(a), (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(b), (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(c) and (iv) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(d), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (evidencing the Class R-1 Interest and the Class R-2 Interest) and the Class R-X Certificates (evidencing the Class R-3 and Class R-4 Interest) in authorized denominations.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                           OF THE GMACM MORTGAGE LOANS

                  SECTION 3.01 GMACM to Act as Servicer.

                  This Article III is applicable only to GMACM and the GMACM Mortgage Loans. The administration and servicing of the Countrywide Mortgage Loans is set forth in Exhibit B hereto. With respect to Countrywide Servicing and the Countrywide Mortgage Loans, to the extent of any inconsistency between the provisions of this Article III and Exhibit B, the provisions of Exhibit B shall control.

                  All references to actions to be taken or previously taken by GMACM under this Article III with respect to a Mortgage Loan or Mortgage Loans or with respect to an REO Property or REO Properties shall be to actions to be taken or previously taken by GMACM with respect to a GMACM Mortgage Loan or GMACM Mortgage Loans serviced thereby or with respect to an REO Property or REO Properties administered thereby. Furthermore, all references to actions to be taken or previously taken by GMACM under this Article III with respect to "the Collection Account" or "the Escrow Account" shall be to actions to be taken or previously taken by GMACM with respect to the Collection Account or the Escrow Account to be established and maintained thereby.

                  GMACM shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by GMACM in its reasonable judgment) in accordance with the terms of this Agreement and the GMACM Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that GMACM, any Sub-Servicer or any Affiliate of GMACM or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Certificate by GMACM or any Affiliate of GMACM;

                  (iii) GMACM's obligation to make Advances or Servicing Advances; or

                  (iv) GMACM's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction (the "Servicing Standard").

                  To the extent consistent with the foregoing, GMACM (a) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of GMACM, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (iii) the collection of such Prepayment Charge would be in violation of applicable laws or (iv) GMACM has not received information and documentation sufficient to confirm the existence or amount of such Prepayment Charge. If a Prepayment Charge is waived as permitted by meeting the standard described in clauses (iii) or (iv) above, then GMACM shall make commercially reasonable efforts to attempt to enforce the obligations of the related Originator under the related Master Agreement to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates; provided, however, that GMACM shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist GMACM in enforcing any obligations of any Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the related Assignment Agreement. If GMACM makes a good faith determination as evidenced by an officer's certificate delivered by GMACM to the Trustee, that GMACM's efforts are not reasonably expected to be successful in enforcing such rights, it shall notify the Trustee of such failure and the Trustee, with the cooperation of GMACM, shall enforce the obligation of the related Originator under the related Master Agreement to pay to GMACM the amount of such waived Prepayment Charge. If such Originator fails to pay the amount of such waived Prepayment Charge in accordance with its obligations under the related Master Agreement, the Trustee, GMACM and the Depositor shall consult on further actions to be taken against such Originator.

                  Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, GMACM shall have full power and authority, acting alone or through Sub-Servicers as provided in
Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, GMACM, in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when GMACM believes it appropriate in its best judgment in accordance with the Servicing Standard, to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. GMACM shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. GMACM shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within five (5) days of the Closing Date, the Trustee shall execute and furnish to GMACM and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable GMACM or any Sub-Servicer to carry out their servicing and administrative duties hereunder; PROVIDED, such limited powers of attorney or other documents shall be prepared by GMACM and submitted to the Trustee for execution. The Trustee shall not be liable for the actions by GMACM or any Sub-Servicers under such powers of attorney.

                  GMACM further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when GMACM or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be reimbursable to GMACM by withdrawal from the Collection Account pursuant to Section 3.11.

                  Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, GMACM, on escrowed accounts, shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by GMACM or by Sub-Servicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, GMACM may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and GMACM shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, in any such case, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of GMACM, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  GMACM shall also undertake to defend, with respect to a claim against the Trustee or the Trust, any claims against the Trust, the Trustee or itself by a Mortgagor which relate to or affect the servicing of any Mortgage Loan. This shall not be construed as an assumption of liability in such matters. The Trustee shall notify GMACM of any such claim as soon as practicable after receiving notice of such claim. GMACM shall not be liable for any delay in responding to any claim of which it has not received timely notice. The Trustee shall cooperate with GMACM in all aspects of the defense of such claims, including the timely delivery of all relevant litigation files and other related information. In the event GMACM acts on behalf of the Trustee, the Trust or itself in any such litigation, the Trust shall pay all costs and expenses (including attorneys' fees, court costs, settlements and judgments) associated with the defense and management of such claim; provided, however, that GMACM shall not be indemnified for any such cost or expense relating to claims against GMACM and incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder.

                  SECTION 3.02 Sub-Servicing Agreements Between Servicer and
                               Sub-Servicers.

                  (a) GMACM may enter into Sub-Servicing Agreements with Sub-Servicers, which may be Affiliates of GMACM, for the servicing and administration of the Mortgage Loans; provided, however, such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of the Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder. The Trustee is hereby authorized to acknowledge, at the request of GMACM, any Sub-Servicing Agreement. No such acknowledgment shall be deemed to imply that the Trustee has consented to any such Sub-Servicing Agreement, has passed upon whether such Sub-Servicing Agreement meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement or has passed upon whether such Sub-Servicing Agreement is otherwise permitted under this Agreement.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. GMACM will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. Any variation in any Sub-Servicing Agreements from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to GMACM, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. GMACM shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon GMACM's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, GMACM, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as GMACM, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. GMACM shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  SECTION 3.03 Successor Sub-Servicers.

                  GMACM shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by GMACM without any act or deed on the part of such Sub-Servicer or GMACM, and GMACM either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by GMACM or the Trustee (if the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that GMACM (or the Trustee, if such party is then acting as Servicer) shall, for any reason, no longer be a Servicer (including termination due to a Servicer Event of Termination).

                  SECTION 3.04 Liability of GMACM.

                  Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between GMACM and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, GMACM shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if GMACM alone were servicing and administering the Mortgage Loans. GMACM shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of GMACM by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05 No Contractual Relationship Between Sub-Servicers
                               and the Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and GMACM alone, and the Trustee or Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. GMACM shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether GMACM's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06 Assumption or Termination of Sub-Servicing
                               Agreements by Trustee.

                  In the event GMACM shall for any reason no longer be a Servicer (including by reason of the occurrence of a Servicer Event of Termination), the Trustee, in addition to its duties under Section 7.02, shall thereupon assume all of the rights and obligations of GMACM under each Sub-Servicing Agreement that GMACM may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of GMACM's interest therein and to have replaced GMACM as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) GMACM shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be a Servicer and (ii) neither the Trustee nor any successor Servicer shall be deemed to have assumed any liability or obligation of GMACM that arose before it ceased to be a Servicer.

                  GMACM at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer is the Trustee or it defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  SECTION 3.07 Collection of Certain Mortgage Loan Payments.

                  GMACM shall make reasonable efforts, in accordance with the Servicing Standard, to collect all payments called for under the terms and provisions of the Mortgage Loans and the provisions of any applicable insurance policies provided to GMACM. Consistent with the foregoing, GMACM may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, GMACM shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of GMACM, such default is reasonably foreseeable, GMACM, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"). GMACM's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

                  SECTION 3.08 Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to GMACM for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, GMACM shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09 Collection of Taxes, Assessments and Similar
                               Items; Escrow Accounts.

                  To the extent required by the related Mortgage Note, GMACM shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), into which all Escrow Payments shall be deposited and retained. Escrow Accounts shall be Eligible Accounts. GMACM shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, all Escrow Payments collected on account of the Mortgage Loans and shall deposit in the Escrow Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse GMACM (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; or (v) clear and terminate the Escrow Account at the termination of GMACM's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event GMACM shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. GMACM will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which GMACM knows, or in the exercise of the required standard of care of GMACM hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and GMACM receives notice of a tax lien with respect to the Mortgage being imposed, GMACM will, within 10 Business Days of receipt of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, GMACM or any Sub-Servicers shall pay to the Mortgagors interest on funds in the Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. GMACM may pay to itself any excess interest on funds in the Escrow Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  SECTION 3.10 Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, GMACM shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, GMACM shall deposit or cause to be deposited in the Collection Account, in no event more than two Business Days after GMACM's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the Servicing
         Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by GMACM pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 10.01;

                  (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

                  (viii) all Prepayment Charges collected by GMACM and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by GMACM in the Collection Account and may be retained by GMACM as additional compensation. In the event GMACM shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more segregated, non-interest bearing trust accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, GMACM shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 1:00 p.m. New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by GMACM and Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account, the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.29 (unless such amounts are to be remitted in another manner as specified in the documentation establishing the related Advance Facility).

                  If, by 1:00 p.m. New York time, on the Servicer Remittance Date, GMACM fails to remit to the Trustee for deposit into the Distribution Account any amounts required to be so remitted by GMACM pursuant to this Agreement, GMACM shall pay to the Trustee, for its own account, interest on such amounts at the prime rate for such date (as set forth in the WALL STREET JOURNAL).

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. GMACM shall give written notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to GMACM and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by GMACM to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event GMACM shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, GMACM, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (iv) below, shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 4.04;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid by GMACM in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

                  (iv) any Compensating Interest to be deposited pursuant to
         Section 3.24 in connection with any Prepayment Interest Shortfall; and

                  (v) any amounts required to be paid to the Trustee pursuant to the Agreement, including, but not limited to Section 3.06 and Section 7.02.

                  SECTION 3.11 Withdrawals from the Collection Account and
                               Distribution Account.

                  (a) GMACM shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.04:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse itself for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on Mortgage Loans or REO Properties with respect to which such Advances were made in accordance with the provisions of Section 4.04; or (b) without limiting any right of withdrawal set forth in clause (vi) below, any unreimbursed Advances that, upon a Final Recovery Determination with respect to such Mortgage Loan, are Nonrecoverable Advances, but only to the extent that Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse itself for such unreimbursed Advances;

                  (iii) subject to Section 3.16(d), to pay itself or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan or REO Property, and (c) without limiting any right of withdrawal set forth in clause
         (vi) below, any Servicing Advances made with respect to a Mortgage Loan that, upon a Final Recovery Determination with respect to such Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse itself or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to itself as additional servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay itself, the related Originator or the Seller, as applicable, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse itself for any Advance or Servicing Advance previously made which GMACM has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

                  (vii) to pay, or to reimburse itself for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (viii) to reimburse itself for expenses incurred by or reimbursable to it pursuant to Section 6.03;

                  (ix) to pay itself any Prepayment Interest Excess (to the extent not otherwise retained);

                  (x) to clear and terminate the Collection Account pursuant to
         Section 10.01; and

                  (xi) to withdraw any amount deposited in the Collection Account and not required to be deposited therein.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event GMACM shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  GMACM shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. GMACM shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officers' Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions in accordance with Section 4.01;

                  (ii) to pay itself the Trustee Compensation pursuant to
         Section 8.05;

                  (iii) to pay any amounts in respect of taxes pursuant to
         Section 9.01(g);

                  (iv) to clear and terminate the Distribution Account pursuant to Section 10.01;

                  (v) to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 4.01, Section 7.02 and
         Section 8.05;

                  (vi) to pay to the Trustee, any interest or investment income earned on funds deposited in the Distribution Account; and

                  (vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.29.

                  SECTION 3.12 Investment of Funds in the Collection Account and
                               the Distribution Account.

                  (a) GMACM may direct any depository institution maintaining the Collection Account and any REO Account to invest the funds on deposit in such accounts, and the Trustee may invest the funds on deposit in the Distribution Account or hold such funds uninvested (each such account, for the purposes of this Section 3.12, an "Investment Account"). All investments pursuant to this Section 3.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of GMACM shall be for the benefit of GMACM and shall be subject to its withdrawal in accordance with Section 3.11, Section 3.29 or Section 3.23, as applicable. GMACM shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss. Notwithstanding the foregoing, the Trustee may at its discretion, and without liability, hold the funds in the Distribution Account uninvested.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (e) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee pursuant to Section 3.11 or 3.12 or otherwise payable in respect of extraordinary Trust Fund expenses.

                  SECTION 3.13 [Reserved].

                  SECTION 3.14 Maintenance of Hazard Insurance and Errors and
                               Omissions and Fidelity Coverage.

                  (a) GMACM shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. GMACM shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. GMACM will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by GMACM under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that GMACM would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by GMACM in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, GMACM will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that GMACM shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by competent servicers, in which case GMACM shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, GMACM agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) GMACM shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of GMACM's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless GMACM has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. GMACM shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless GMACM has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. GMACM shall be deemed to have complied with this provision if an Affiliate of GMACM has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to GMACM. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. GMACM shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15 Enforcement of Due-On-Sale Clauses; Assumption
                               Agreements.

                  GMACM will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that GMACM shall not be required to take such action if in its sole business judgment GMACM believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If GMACM reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, GMACM will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. GMACM is also authorized, to the extent permitted under the related Mortgage Note, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the current underwriting criteria of GMACM for a mortgage loan similar to the related Mortgage Loan. In connection with any assumption, modification or substitution, GMACM shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. GMACM shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by GMACM in respect of an assumption, modification or substitution of liability agreement shall be retained by GMACM as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. GMACM shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, GMACM shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which GMACM may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16 Realization Upon Defaulted Mortgage Loans.

                  (a) (i) GMACM shall use its reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. GMACM shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by GMACM as contemplated in Section 3.11(a) and Section 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, GMACM shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (ii) With respect to any Mortgage Loan, if GMACM determines that no significant recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property, it will be obligated to charge off the related Mortgage Loan no later than the time such Mortgage Loan becomes 180 days Delinquent. Once a Mortgage Loan has been charged off, GMACM will discontinue making Advances, GMACM will not be entitled to any additional servicing compensation, the Charged Off Loan will give rise to a Realized Loss, and GMACM will follow the procedures described in paragraph (a)(iii) below.

                  (iii) GMACM will not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Charged Off Loans except to the extent of funds available from the aggregate amount of recoveries on such Charged Off Loan which shall be paid to GMACM as any accrued and unpaid Servicing Fees. GMACM will only be entitled to previously accrued Servicing Fees on any such Charged Off Loans and will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any recoveries on such Charged Off Loans (net of accrued and unpaid Servicing
Fees) received prior to the Release Date will be treated as Liquidation Proceeds distributable to the Holders of the Class X Certificates.

                  Any Charged Off Loan will be transferred to the Holders of the Class X Certificates, without recourse (the "Release Date"), and thereafter (i) those Holders will be entitled to any amounts subsequently received in respect of any such Charged Off Loans, (ii) the Holders of the Class X Certificates may designate any servicer to service any such Released Loan and (iii) the Holders of the Class X Certificates may sell any such Charged Off Loan to a third party. With respect to any Charged Off Loan, the Trustee, upon receipt of a Request for Release from GMACM, shall release to the Holders of the Class X Certificates the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as GMACM shall furnish to it and as shall be necessary to vest in the Holders of the Class X Certificates any Released Loan and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

                  Notwithstanding the foregoing, the procedures described above in this subsection 3.11(a)(iii) relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Holders of the Class X Certificates, with the reasonable consent of GMACM.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which GMACM has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, GMACM shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or
(ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless GMACM has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by GMACM, subject to GMACM's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If GMACM determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then GMACM shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by GMACM pursuant to this
Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, clean-up or remediation shall be advanced by GMACM, subject to GMACM's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) GMACM may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which GMACM has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c), GMACM shall be required to continue to make Advances pursuant to Section 4.04. If GMACM purchases any delinquent Mortgage Loans pursuant to this Section 3.16(c), it must purchase Mortgage Loans that are delinquent the greatest number of days before it may purchase any that are delinquent any fewer number of days. GMACM shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price. Upon the satisfaction of the requirements set forth in Section 3.17(a), the Trustee shall immediately deliver the Mortgage File and any related documentation to GMACM and will execute such documents provided to it as are necessary to convey the Mortgage Loan to GMACM.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse GMACM or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to GMACM or any Sub-Servicer pursuant to Section 3.11(a)(iii).

                  SECTION 3.17 Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by GMACM of a notification that payment in full shall be escrowed in a manner customary for such purposes, GMACM shall deliver to the Trustee, in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it or its designee of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within three Business Days, release the related Mortgage File to GMACM or its designee (which, shall be sent by overnight mail at GMACM's expense) and GMACM is authorized to cause the removal from the registration on the MERS(R) System of any such Mortgage Loan, if applicable. Except as otherwise provided herein, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of GMACM and delivery to the Trustee of two executed copies of a written Request for Release in the form of Exhibit E hereto signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to GMACM or its designee within three Business Days, which, shall be sent by overnight mail, at the expense of GMACM or the related Mortgagor, and the Trustee shall, at the written direction of GMACM, execute such documents provided to it by GMACM as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate GMACM to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by GMACM no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and GMACM has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, GMACM shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Trustee to GMACM or its designee within three Business Days.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to GMACM or the Sub-Servicer, as the case may be, copies of any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18 Servicing Compensation.

                  As compensation for the activities of GMACM hereunder, GMACM shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. With respect to the SRO Mortgage Loans, GMACM agrees that the Servicing Rights Owner has the right to the Servicing Fee, less an amount to be retained by GMACM as its servicing compensation as agreed to by the Servicing Rights Owner and GMACM. In addition, GMACM shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Section 3.29, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of GMACM's responsibilities and obligations under this Agreement; provided, however, that GMACM may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

                  Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by GMACM only to the extent such fees or charges are received by GMACM. GMACM shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. GMACM shall also be entitled to receive Prepayment Interest Excess pursuant to Section 3.10 and 3.11 as additional servicing compensation. GMACM shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19 Reports to the Trustee; Collection Account
                               Statements.

                  Not later than twenty days after each Distribution Date, GMACM shall forward, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by GMACM to the Trustee.

                  SECTION 3.20 Statement as to Compliance.

                  GMACM will deliver to the Trustee and the Depositor not later than March 15th of each calendar year, commencing in 2006, an Officers' Certificate, in the form attached hereto as Exhibit P, stating, as to each signatory thereof, that (i) a review of the activities of GMACM during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, GMACM has fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by GMACM to the Trustee. In addition to the foregoing, GMACM will, to the extent reasonable and without incurring additional expense, give any other servicing information required by the Securities and Exchange Commission pursuant to applicable law. GMACM shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of GMACM's obligations under this Section 3.20.

                  SECTION 3.21 Independent Public Accountants' Servicing Report.

                  Not later than March 15th of each calendar year, commencing in 2006, GMACM, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to GMACM a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of GMACM which includes an assertion that GMACM has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, GMACM shall furnish a copy of such report to the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the expense of the requesting party, provided that such statement is delivered by GMACM to the Trustee. GMACM shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of GMACM's obligations under this Section 3.21.

                  SECTION 3.22 Access to Certain Documentation; Filing of
                               Reports by Trustee.

                  (a) GMACM shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of GMACM designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to the Trustee and to any Person identified to GMACM as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of GMACM designated by it, at the expense of the Person requesting such access.

                  (b) (i) The Trustee and GMACM shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Trustee shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

                  (ii) Each Form 8-K shall be filed by the Trustee within 10 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Subject to
Section 3.22(b)(v), prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Security and Exchange Commission interpretations. The Trustee shall prepare such Form 10-K and provide the Depositor with such Form 10-K not later than March 20th of each year, subject to Section 3.22(b)(v). Following its receipt thereof, the Depositor shall execute such Form 10-K and provide the original of such Form 10-K to the Trustee not later than March 25th (or, if the applicable March 25th is not a Business Day, the next succeeding Business Day) of each year; provided, however, that if the filing of such Form 10-K shall be required to occur on a date earlier than March 30th of each year as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission, then the time periods for preparation and execution of such Form 10-K set forth in this sentence shall be adjusted accordingly. Such Form 10-K when filed shall include as exhibits GMACM's annual statement of compliance described under Section 3.20 and the accountant's report described under Section 3.21, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit N-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (iii) In addition, (x) the Trustee shall sign a certification (in the form attached hereto as Exhibit N-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of the Certification (the "Trustee Certification"); provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K, and (y) GMACM shall sign a certification (in the form attached hereto as Exhibit N-3) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates regarding certain aspects of the Certification (the "Servicer Certification"). The Servicer Certification shall be delivered to the Depositor and the Trustee no later than March 15th or if such day is not a Business Day, the preceding Business Day, each year (subject to Section 3.22(b)(v) hereof).

                  In addition, (A) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of claims based upon a breach of the Trustee's obligations under this Section 3.22(b) or any material misstatement or omission contained in the Trustee Certification, and (B) GMACM shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of claims based upon a breach of GMACM's obligations under this Section 3.22(b)(iii), any material misstatement or omission contained in GMACM's Certification. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) GMACM agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and GMACM on the other.

                  (iv) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (v) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

                  (vi) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Trustee and GMACM hereby agree that they will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.22(b); provided, however, that the Trustee shall not be responsible for executing any Form 10-K or the Certification. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act.

                  SECTION 3.23 Title, Management and Disposition of REO
                               Property.

                  (a) The deed or certificate of sale of any REO Property shall, subject to applicable laws, be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. GMACM, on behalf of REMIC 1, shall sell any REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless GMACM shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. GMACM shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) GMACM shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. GMACM shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. GMACM shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) GMACM shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which GMACM manages and operates similar property owned by GMACM or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 3.23(a)) as GMACM deems to be in the best interests of Certificateholders. In connection therewith, GMACM shall deposit, or cause to be deposited in the REO Account, in no event more than two Business Days after GMACM's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain, operate and dispose of such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, GMACM shall advance from its own funds such amount as is necessary for such purposes if, but only if, GMACM would make such advances if GMACM owned the REO Property and if in GMACM's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, neither GMACM nor the Trustee shall:

                  (A) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (B) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (C) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (D) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, GMACM has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case GMACM may take such actions as are specified in such Opinion of Counsel.

                  GMACM may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (A) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (B) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to GMACM as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (C) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve GMACM of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (D) GMACM shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  GMACM shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of GMACM by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. GMACM shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether GMACM's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by GMACM, such amounts shall be reimbursable as Servicing Advances made by GMACM.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), GMACM may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, GMACM shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by GMACM in a manner, at such price and upon such terms and conditions as shall be normal and usual in the Servicing Standard.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to GMACM or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with
Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) GMACM shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.24 Obligations of GMACM in Respect of Prepayment
                               Interest Shortfalls.

                  Not later than 1:00 p.m. New York time on each Servicer Remittance Date, GMACM shall remit to the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee received in the related Due Period. GMACM shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. GMACM shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

                  SECTION 3.25 [Reserved].

                  SECTION 3.26 Obligations of GMACM in Respect of Mortgage Rates
                               and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by GMACM in a manner not consistent with the terms of the related Mortgage Note and this Agreement, GMACM, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of GMACM to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                  SECTION 3.27 Solicitations.

                  From and after the Closing Date, GMACM agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the GMACM's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any GMCM Mortgage Loan for the purpose of refinancing such GMACM Mortgage Loan; provided, that GMACM may solicit any Mortgagor for whom GMACM has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related GMACM Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by GMACM or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is GMACM prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, GMACM shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the GMACM's counseling services with respect to refinancing mortgage loans.

                                   ARTICLE IV

                                  FLOW OF FUNDS

                  SECTION 4.01 Distributions.

                  (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

                  (i) to the Holders of the Class A Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such Class.

                  (b) (1) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, to the extent of funds on deposit in the Distribution Account, distributions in respect of principal to the extent of the Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) to the Holders of the Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in each case, until the Certificate Principal Balances thereof have been reduced to zero.

                  (2) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, to the extent of funds on deposit in the Distribution Account, distributions in respect of principal to the extent of the Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) to the Holders of the Class A Certificates, the Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ix) to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (x) to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (xi) to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (xii) to the Holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (xiii) to the Holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (xiv) to the Holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (xv) to the Holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (xvi) to the Holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

                  (c) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Principal Distribution Amount as described under Section 4.01(b) and Section 4.01(c) above;

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such Class and second up to the Allocated Realized Loss Amount, for each such Class;

                  (iii) to the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates which exceed the amounts received under the Cap Contracts;

                  (iv) to the Holders of the Class C Certificates, (a) the Monthly Interest Distributable Amount and (b) on any Distribution Date on which the Certificate Principal Balances of the Floating Rate Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero;

                  (vi) to the Holders of the Class X Certificates, any recoveries in respect of the Released Loans; and

                  (vii) any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest or the Class R-4 Interest, as appropriate).

                  (d) On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee shall withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for such Distribution Date and distribute such amount in the following order of priority:

                  (i) to the Class A Certificates, the related Cap Amount, from payments made under the Cap Contract, up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

                  (ii) sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificatest and he Class B-4 Certificates, in that order, the related Cap Amount, from payments made under the Cap Contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

                  (iii) to the Class A Certificates, the Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (i) above; and

                  (iv) sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates and the Class B-4 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (ii) above.

                  (e) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Servicer Prepayment Charge Payment Amounts paid by the Servicers during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

                  (f) The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

                  (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicers shall have any responsibility therefor except as otherwise provided by applicable law.

                  On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Accounts pursuant to Section 3.10 shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (i) It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests and that the Residual Certificates are to receive no principal and interest. If the Trustee determines that the Residual Certificates are entitled to any distributions, the Trustee, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution but shall make such distribution in accordance with the terms of this Agreement until this Agreement is amended as specified in the following sentence. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by acceptance of their Certificates, and the Servicer(s), hereby agree to any such amendment and no further consent shall be necessary, notwithstanding anything to the contrary in Section 11.01 of this Pooling and Servicing Agreement; provided, however, that such amendment shall otherwise comply with Section 11.01 hereof.

                  SECTION 4.02 [Reserved].

                  SECTION 4.03 Statements.

                  (a) On each Distribution Date, based, as applicable, on information provided to it by each Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Servicers and the Rating Agencies, a statement as to the distributions made on such Distribution
Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

                  (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by each Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable
         Certificateholders to prepare their tax returns;

                  (v) the aggregate amount of Advances and/or Monthly Advances for the related Due Period;

                  (vi) the Pool Balance at the Close of Business at the end of the related Due Period;

                  (vii) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

                  (viii) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties, as well as the aggregate principal balance of Mortgage Loans that were liquidated and the net proceeds resulting therefrom;

                  (ix) [reserved];

                  (x) the total number and cumulative Stated Principal Balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

                  (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period, separately indicating Principal Prepayments in full and Principal Prepayments in part;

                  (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date;

                  (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account for such Distribution Date;

                  (xiv) the Certificate Principal Balance of each Class of Floating Rate Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xv) the Monthly Interest Distributable Amount in respect of each Class of Floating Rate Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of Floating Rate Certificates and the Class C Certificates for such Distribution Date;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the GMACM pursuant to Section 3.24 or by Countrywide Servicing pursuant to Section 2.04 of Exhibit B;

                  (xvii) the Credit Enhancement Percentage for such Distribution Date;

                  (xviii) the Net WAC Rate Carryover Amount for each Class of Floating Rate Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xix) any Overcollateralization Target Amount,
         Overcollateralized Amount and Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

                  (xx) when the Stepdown Date or a Trigger Event has occurred;

                  (xxi) the Available Funds;

                  (xxii) the respective Pass-Through Rates applicable to each Class of Floating Rate Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to each Class of Floating Rate Certificates for the immediately succeeding Distribution Date;

                  (xxiii) payments, if any, made under the Cap Contract and the amount distributed to each Class of Certificates from payments made under the Cap Contract.

                  The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at "https://www.tss.db.com/invr". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

                  In the case of information furnished pursuant to subclauses
(i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c) On each Distribution Date, the Trustee shall make available to the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

                  SECTION 4.04 Remittance Reports; Advances.

                  (a) This Section 4.04 is applicable only to GMACM and the GMACM Mortgage Loans. The obligations of Countrywide Servicing with respect to Remittance Reports and Advances are set forth in Exhibit B hereto. With respect to Countrywide Servicing and the Countrywide Mortgage Loans, to the extent of any inconsistency between the provisions of this Section 4.04 and Exhibit B, the provisions of Exhibit B shall control.

                  (b) By the second Business Day following each Determination Date, GMACM shall deliver or cause to be delivered to the Trustee by telecopy or electronic mail (or by such other means as GMACM and the Trustee may agree from time to time) up to two Remittance Reports with respect to the related Distribution Date, which Remittance Reports the Trustee shall use in preparing the statement pursuant to Section 4.03. No later than the second Business Day following each Determination Date, GMACM shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the GMACM Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by GMACM.

                  (c) The amount of Advances to be made by GMACM for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the GMACM Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each related REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

                  On or before 3:00 p.m. New York time on the Servicer Remittance Date, GMACM shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the GMACM Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or
(ii) from its Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the related Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by GMACM in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by GMACM with respect to the GMACM Mortgage Loans and REO Properties. Any amounts held for future distribution used by GMACM to make an Advance as permitted in the preceding sentence shall be appropriately reflected in GMACM's records and replaced by GMACM by deposit in its Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to GMACM by telecopy by the Close of Business on any Servicer Remittance Date in the event that the amount remitted by GMACM to the Trustee on such date is less than the Advances required to be made by GMACM for the related Distribution Date, as set forth in the related Remittance Report.

                  (d) The obligation of GMACM to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any GMACM Mortgage Loan, shall continue until such Mortgage Loan is paid in full or until all Liquidation Proceeds thereon have been recovered, or a Final Recovery Determination has been made thereon.

                  (e) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by GMACM if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by GMACM that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of GMACM delivered to the Depositor and the Trustee.

                  SECTION 4.05 [Reserved].

                  SECTION 4.06 [Reserved].

                  SECTION 4.07 Net WAC Rate Carryover Reserve Account.

                  No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Soundview Mortgage Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A." All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Floating Rate Certificates in the manner set forth in Section 4.01(d).

                  On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Floating Rate Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(d)(iv), rather than distributing such amounts to the Class C Certificateholders. In addition, any payments received by the Trustee under the Cap Contract on each Distribution Date will be deposited into the Net WAC Rate Carryover Reserve Account. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Floating Rate Certificates, and will distribute such amounts to the Holders of the Floating Rate Certificates in the amounts and priorities set forth in Section 4.01(d).

                  On each Distribution Date, any amounts remaining in the Net WAC Rate Carryover Reserve Account (representing payments received by the Trustee under the Cap Contract) after the payment of any Net WAC Rate Carryover Amounts on the Floating Rate Certificates for such Distribution Date, shall be payable to the Trustee. For so long as any Floating Rate Certificates are beneficially owned by the Depositor or any of its Affiliates, the Depositor shall refund or cause such Affiliate to refund any amounts paid to it under the Cap Contract to the Trustee who shall, pursuant to the terms of the Cap Contract, return such amount to the counterparty thereunder.

                  For federal and state income tax purposes, the Trustee will be deemed to be the owner of the Net WAC Rate Carryover Reserve Account. All amounts deposited into the Net WAC Rate Carryover Reserve Account (other than amounts received under the Cap Contract) shall be treated as amounts distributed by REMIC 2 to the Holder of the Class C Interest and by REMIC 3 to the Holder of the Class C Certificates. The Net WAC Rate Carryover Reserve Account will be an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Floating Rate Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Trustee or its designee. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

                  For federal tax return and information reporting, the value of the right to receive payments from the Net WAC Rate Carryover Account is $16,000.

                  SECTION 4.08 Distributions on the REMIC Regular Interests.

                  (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  (1) first, to the extent of Available Funds, to Holders of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3, REMIC 1 Regular Interest LTB4, REMIC 1 Regular Interest LTZZ and REMIC 1 Regular Interest LTP, on a PRO RATA basis, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LTZZ shall be reduced and deferred when the REMIC 1 Overcollateralization Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3 and REMIC 1 Regular Interest LTB4, in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC 1 Regular Interest LTZZ shall be increased by such amount; and

                  (2) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) 98.00% of such remainder to the Holders of REMIC
                  1 Regular Interest LTAA and REMIC 1 Regular Interest LTP, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero; provided, however, that REMIC 1 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 1 Regular Interest LTP, until $100 has been distributed pursuant to this clause;

                           (b) 2.00% of such remainder first, to the Holders of
                  REMIC 1 Regular Interest LTA, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTM10, REMIC 1 Regular Interest LTM11, REMIC 1 Regular Interest LTB1, REMIC 1 Regular Interest LTB2, REMIC 1 Regular Interest LTB3 and REMIC 1 Regular Interest LTB4, of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero, and second, to the Holders of REMIC 1 Regular Interest LTZZ, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-2 Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 1 Regular Interest LTAA and REMIC 1 Regular Interest LTP, in that order and (ii) REMIC 1 Regular Interest LTZZ, respectively; provided that REMIC 1 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 1 Regular Interest LT1P, until $100 has been distributed pursuant to this clause.

                  SECTION 4.09 Allocation of Realized Losses.

                  (a) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero fourth, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourteenth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifteenth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and seventeenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate or Class B Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificates shall be made first by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(iv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

                  (b) All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LTAA and REMIC 1 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA and REMIC 1 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTB4 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTB4 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTB3 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTB3 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTB2 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTB2 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTB1 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTB1 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM11 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM11 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM10 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM10 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM9 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM9 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM8 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM8 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM7 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM7 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM6 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM6 has been reduced to zero; thirteenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM5 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM5 has been reduced to zero; fourteenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM4 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM4 has been reduced to zero; fifteenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM3 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM3 has been reduced to zero; sixteenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM2 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM2 has been reduced to zero and seventeenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM1 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM1 has been reduced to zero.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01 The Certificates.

                  Each of the Floating Rate Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Floating Rate Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class C Certificates, the Class P Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

                  The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Floating Rate Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

                  SECTION 5.02 Registration of Transfer and Exchange of
                               Certificates.

                  (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph which office shall initially be the offices of the Trustee's agent located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest and the Class R-2 Interest that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-3 Interest and the Class R-4 Interest that was evidenced by the Class R-X Certificate being exchanged.

                  (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall in the case of (i) and (ii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, each Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (d) No transfer, sale, pledge or other disposition of any Class M-10 Certificate, Class M-11 Certificate, Class B Certificate, Class C Certificate, Class P Certificate, Residual Certificate or Class X Certificate (the "Private Certificates") shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit L hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, no certification or Opinion of Counsel described above in this Section 5.02(d) will be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501 of the 1933 Act.

                  No transfer of a Class C Certificate, Class P Certificate, Residual Certificate or Class X Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit M, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Depositor, the Trustee and each Servicer and on which they may rely which establishes to the satisfaction of the Trustee that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, either Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, either Servicer, the Trustee or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each Transferee of a Mezzanine Certificate or Class B Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) (or in the case a Class B Certificate, must represent) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) in the case of the Mezzanine Certificates and the Class B-1 Certificates, it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59, 55 Fed. Reg. 36724 (September 6, 1990), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE
2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Mezzanine Certificate or Private Certificate or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Servicers, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

                  (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

                  SECTION 5.03 Mutilated, Destroyed, Lost or Stolen
                               Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04 Persons Deemed Owners.

                  Each Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of either Servicer, the Depositor, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and none of the Servicers, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05 Appointment of Paying Agent.

                  (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

                  (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VI

                             GMACM AND THE DEPOSITOR

                  This Article VI is applicable only to GMACM and the GMACM Mortgage Loans. Similar provisions relating to Countrywide Servicing and the Countrywide Mortgage Loans are set forth in Exhibit B. With respect to Countrywide Servicing and the Countrywide Mortgage Loans, to the extent of any inconsistency between the provisions of this Article VI and Exhibit B, the provisions of Exhibit B shall control.

                  SECTION 6.01 Liability of GMACM and the Depositor.

                  GMACM shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by GMACM herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

                  SECTION 6.02 Merger or Consolidation of, or Assumption of the
                               Obligations of, GMACM or the Depositor.

                  Any entity into which GMACM or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which GMACM or the Depositor shall be a party, or any corporation succeeding to the business of GMACM or the Depositor, shall be the successor of GMACM or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (i) a successor Servicer shall satisfy all the requirements of
Section 7.02 with respect to the qualifications of a successor Servicer and (ii) with respect to any SRO Mortgage Loan, such successor Servicer shall be acceptable to the Servicing Rights Owner.

                  SECTION 6.03 Limitation on Liability of GMACM and Others.

                  Neither GMACM or the Depositor nor any of the directors or officers or employees or agents of GMACM or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by GMACM or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect GMACM, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of GMACM or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of GMACM or the Depositor, as the case may be, hereunder. GMACM and any director or officer or employee or agent of GMACM may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. GMACM and the Depositor, and any director or officer or employee or agent of GMACM or the Depositor, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence or by reason of its reckless disregard of obligations and duties hereunder or by reason of its failure to perform its obligations or duties hereunder and (ii) any breach of a representation or warranty regarding the Mortgage Loans. GMACM or the Depositor may initiate any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or GMACM acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and GMACM shall be entitled to be reimbursed therefor from the related Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the related Collection Account. GMACM's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of GMACM pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to GMACM solely in its capacity as a Servicer hereunder and in no other capacities. Without limiting the foregoing, GMACM shall undertake to defend any claims against the Trust Fund, the Trustee and/or itself initiated by a borrower or otherwise related to the servicing of any GMACM Mortgage Loan serviced by it, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and GMACM shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04 GMACM Not to Resign.

                  GMACM shall not resign from the obligations and duties hereby imposed on it except (i) with respect to any SRO Mortgage Loan, by mutual consent of GMACM and the Servicing Rights Owner or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of GMACM shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of GMACM and delivered to the Trustee and, in the case of any SRO Mortgage Loan, the Servicing Rights Owner. No resignation of GMACM shall become effective until the Trustee or a successor servicer shall have assumed GMACM's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, GMACM shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by GMACM hereunder. The foregoing prohibition on assignment shall not prohibit GMACM from designating a Sub-Servicer as payee of any indemnification amount payable to GMACM hereunder; provided, however, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement.

                  SECTION 6.05 Delegation of Duties.

                  In the ordinary course of business, GMACM at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve GMACM of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any GMACM Mortgage Loans. To the extent that the Trustee is to be contacted directly by any such delegee, other than GMACM's affiliates or their respective successors and assigns, GMACM will provide prior written notice to the Trustee.

                  SECTION 6.06 Reserved.

                  SECTION 6.07 Inspection.

                  GMACM, in its capacity as a Servicer, shall afford the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by GMACM in respect of its rights and obligations hereunder and access to officers of GMACM responsible for such obligations.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01 Servicer Events of Termination.

                  (a) (I) With respect to GMACM, individually, if any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by GMACM to make any Advance; or (B) any other failure by GMACM to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to GMACM by the Trustee or to GMACM and the Trustee by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by GMACM to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by GMACM duly to observe or perform, in any material respect, any other covenants, obligations or agreements of GMACM as set forth in this Agreement, which failure continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days), after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to GMACM by the Trustee or to the Trustee by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of GMACM; or

                  (iii) The entry against GMACM of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) GMACM shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to GMACM or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against GMACM and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or GMACM shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; and

                  (II) With respect to Countrywide, individually, if any one of the events set forth in Article III of Exhibit B shall occur and be continuing;

                  (b) then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above or clause (i) of
Article III to Exhibit B, if such Advance or remittance, as applicable, is not made by 11:00 A.M., New York time, on the Business Day immediately following the Servicer Remittance Date (with respect to GMACM) or Remittance Date (with respect to Countrywide Servicing), (provided the Trustee shall give the related Servicer, and the related Servicer shall have received, notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date (with respect to GMACM) or Remittance Date (with respect to Countrywide Servicing)), the Trustee shall terminate all of the rights and obligations of the related Servicer under this Agreement, to the extent permitted by law, and in and to the related Mortgage Loans and the proceeds thereof and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii) or (iv) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the related Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the related Servicer as Servicer under this Agreement. Any such notice to the related Servicer shall also be given to each Rating Agency, the Depositor, the other Servicer and, in the case of GMACM and any SRO Mortgage Loan, the Servicing Rights Owner. On or after the receipt by the related Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. Each Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the related Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume such Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the related Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Escrow Account or that have been deposited by the related Servicer in such accounts or thereafter received by the related Servicer with respect to the Mortgage Loans or any REO Property received by the related Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as a Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial related Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the related Servicer, by the Trust.

                  SECTION 7.02 Trustee to Act; Appointment of Successor.

                  (a) From the time either Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section
7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to such Servicer in its capacity as a Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as a successor Servicer, immediately will assume all of the obligations of the related Servicer to make Advances or Monthly Advances, as applicable. Notwithstanding the foregoing, the Trustee, in its capacity as a successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. It is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the related Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as a successor Servicer or
(ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the related Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the related Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the related Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on the related Mortgage Loans in an amount equal to the compensation which the related Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as a Servicer to pay any deductible under an insurance policy pursuant to Section
3.14 or to reimburse the Trustee pursuant to Section 3.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  (b) Any successor to either Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as a Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the related Servicer is so required pursuant to Section 3.14.

                  (c) In connection with the termination or resignation of either Servicer hereunder, either (i) the successor servicer, including the Trustee if the Trustee is acting as a successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the related Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an Assignment in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer (or, if the Trustee is the predecessor Servicer, the related initial Servicer) shall file or cause to be filed any such Assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any Assignments, and fees and costs of filing any Assignments that may be required under this Section 7.02(c).

                  SECTION 7.03 Waiver of Defaults.

                  The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of either Servicer as a Servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

                  SECTION 7.04 Notification to Certificateholders.

                  (a) Upon any termination or appointment of a successor to either Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

                  (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured.

                  SECTION 7.05 Survivability of Servicer Liabilities.

                  Notwithstanding anything herein to the contrary, upon termination of either Servicer hereunder, any liabilities of the related Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

                  SECTION 8.01 Duties of Trustee.

                  The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by either Servicer to comply with the obligations of the related Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or of the existence of any Servicer Event of of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, either Servicer or the Majority Certificateholders.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of either Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the related Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02 Certain Matters Affecting the Trustee.

                  (a) Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the related Servicer or, if paid by the Trustee, shall be reimbursed by the related Servicer upon demand and, if not reimbursed by such Servicer, shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of either Servicer until such time as the Trustee may be required to act as a Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees;

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (ix) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the REO Account made at the direction of the related Servicer pursuant to Section 3.12; and

                  (x) the Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.11.

                  In order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, such parties' name, address and other identifying information.

                  SECTION 8.03 Trustee Not Liable for Certificates or Mortgage
                               Loans.

                  The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document or MERS or the MERS(R) System other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by either Servicer, or for the use or application of any funds paid to the related Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the related Collection Account by the related Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of either Servicer pursuant to
Section 7.02); the compliance by the Depositor, the Originator, the Seller or the Servicers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of either Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of either of the Servicers (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of either Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of a Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of either Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become a successor Servicer).

                  SECTION 8.04 Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Originator, either Servicer, the Depositor or their Affiliates.

                  SECTION 8.05 Trustee Compensation and Expenses.

                  (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Compensation prior to making any distributions to Certificateholders.

                  (b) The Trustee, or any director, officer, employee or agent of the Trustee, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of either Servicer's obligations and duties under this Agreement for which the Trustee is indemnified under Section 8.05(b) or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article X hereof. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this Section 8.05(a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee.

                  (c) Each Servicer agrees to indemnify the Trustee, the Depositor or any successor servicer or any director, officer, employee or agent of the Trustee, the Depositor or any successor servicer from, and hold it harmless against, any loss, liability or expense resulting from a breach of the related Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee and the related Servicer for actions prior to such resignation or removal. Any payment hereunder made by either Servicer to the Trustee shall be from the related Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  SECTION 8.06 Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

                  SECTION 8.07 Resignation or Removal of Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicers and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicers may remove the Trustee. If the Depositor or the Servicers removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicers, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

                  SECTION 8.08 Successor Trustee.

                  Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

                  SECTION 8.09 Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicers and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicers. If the Servicers shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The related Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the related Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Servicers and the Trustee, acting jointly, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicers.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  SECTION 8.11 Limitation of Liability.

                  The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                  SECTION 8.12 Trustee May Enforce Claims Without Possession of
                               Certificates.

                  (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                  (b) The Trustee shall afford the Seller, the Depositor, the Servicers and each Certificateholder upon reasonable prior notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Servicers and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicers, the Depositor and such Certificateholder and shall make available to the Seller, the Servicers, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicers and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

                  SECTION 8.13 Suits for Enforcement.

                  In case a Servicer Event of Termination or other default by a Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

                  SECTION 8.14 Waiver of Bond Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

                  SECTION 8.15 Waiver of Inventory, Accounting and Appraisal
                               Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE IX

                              REMIC ADMINISTRATION

                  SECTION 9.01 REMIC Administration.

                  This Article IX is applicable only to GMACM and the GMACM Mortgage Loans. Similar provisions relating to Countrywide Servicing and the Countrywide Mortgage Loans are set forth in Exhibit B. With respect to Countrywide Servicing and the Countrywide Mortgage Loans, to the extent of any inconsistency between the provisions of this Article IX and Exhibit B, the provisions of Exhibit B shall control.

                  (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay any and all expenses relating to any tax audit of any REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Trustee shall be entitled to reimbursement of expenses incurred pursuant to this Section 9.01(c) to the extent provided in Section 8.05.

                  (d) The Trustee shall prepare, sign and file, all of the REMICs' federal and state tax and information returns (including Form 8811) as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

                  (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the related "Tax Matters Person") with respect to REMIC 1 and REMIC 2 and shall act as Tax Matters Person for REMIC 1 and REMIC
2. The Holder of the Class R-X Certificate at any time holding the largest Percentage Interest thereof shall be the Tax Matters Person with respect to REMIC 3 and REMIC 4 and shall act as Tax Matters Person for REMIC 3 and REMIC 4. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

                  (f) The Trustee, the Servicers and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicers or the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Servicers have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Servicers, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Servicers has advised it in writing that an Adverse REMIC Event could occur.

                  (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of either Servicer, the related Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

                  (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

                  (i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

                  (j) Neither the Trustee nor the Servicers shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

                  (k) On or before April 15 of each calendar year beginning in 2006, each Servicer shall deliver to the Trustee and each Rating Agency an Officers' Certificate stating such Servicer's compliance with the provisions of this Section 9.01.

                  (l) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

                  SECTION 9.02 Prohibited Transactions and Activities.

                  None of the Depositor, the Servicers or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

                  SECTION 9.03 Indemnification with Respect to Certain Taxes and
                               Loss of REMIC Status.

                  (a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by either Servicer of its duties and obligations set forth herein, the related Servicer shall indemnify the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the related Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor, another Servicer or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the related Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the related Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the related Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                  (b) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Servicers and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of either Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                    ARTICLE X

                                   TERMINATION

                  SECTION 10.01 Termination.

                  This Article X is applicable only to GMACM and the GMACM Mortgage Loans. Similar provisions relating to Countrywide Servicing and the Countrywide Mortgage Loans are set forth in Exhibit B. With respect to Countrywide Servicing and the Countrywide Mortgage Loans, to the extent of any inconsistency between the provisions of this Article X and Exhibit B, the provisions of Exhibit B shall control.

                  (a) The respective obligations and responsibilities of the Servicers, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicers to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust,
(iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Distribution Date in April 2035. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof. Notwithstanding the foregoing, with respect to any SRO Mortgage Loan, the obligations and responsibilities of GMACM created hereby shall terminated upon (i) 30 days' written notice from the Servicing Rights Owner to GMACM, the Trustee and the Rating Agencies, provided such termination is acceptable to the Rating Agencies and (ii) mutual consent of GMACM and the Servicing Rights Owner in writing, provided such termination is acceptable to the Rating Agencies.

                  Each Servicer (in such context, the "Terminator"), may, at its option, terminate this Agreement on any date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and
(ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to
Section 10.01(c) by (x) the Terminator, (y) the Holders of a majority in Percentage Interest in the Class C Certificates and (z) if the Floating Rate Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, provided that if this clause (z) applies to such determination, such determination shall be based solely upon an appraisal obtained as provided in the last sentence of this paragraph), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts (the "Termination Price"); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture. If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee as provided in (ii) above in their good faith business judgment, such determination shall be based on an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee in their reasonable discretion, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such appraisal.

                  Notwithstanding anything provided herein to the contrary, upon the exercise by the Terminator of its option pursuant to the immediately preceding paragraph, the Servicing Rights Owner shall retain any and all related Servicing Rights with respect to the SRO Mortgage Loans.

                  In connection with any such purchase pursuant to the preceding paragraph, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Accounts, which deposit shall be deemed to have occurred immediately preceding such purchase.

                  Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

                  (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Terminator, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

                  (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

                  (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Escrow Account for the benefit of such Certificateholders, and the related Servicer (if either Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholders for payment.

                  SECTION 10.02 Additional Termination Requirements.

                  (a) In the event that the Terminator exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Terminator shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash pursuant to the terms of the plan of complete liquidation.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01 Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee; and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein (iii) to amend the provisions of Section 3.22(b) or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Servicers and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder. Notwithstanding the foregoing, neither an Opinion of Counsel nor written notice to the Depositor, the Servicers and the Trustee from the Rating Agencies will be required in connection with an amendment to the provisions of Section 3.22(b).

                  In addition, this Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates (as evidenced by either
(i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicers and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

                  Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

                  Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is a Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicers and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02 Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the related Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.03 Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04 Governing Law; Jurisdiction.

                  This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05 Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of GMACM, 3451 Hammond Ave., Waterloo, Iowa 50702, Attention: General Servicing Manager (telcopy number: (319) 236-5175) with a copy to GMAC Mortgage Corporation, 100 Witmer Road, Horsham, Pennsylvania 19044, Attention: General Counsel and Executive Vice President of the National Loan Administration, (telecopy number: (215) 682-1467), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by GMACM, (b) in the case of Countrywide Servicing, Countrywide Home Loans Servicing LP, 400 Countrywide Way, Simi Valley, California 93065,
Attention: Investor Accounting/Lupe Montero, with a copy to Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: General Counsel, or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by Countrywide Servicing, (c) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: GC05SA (telecopy number:
(714) 247-6329), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Servicers in writing by the Trustee, and (d) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may be furnished to the Servicers and the Trustee in writing by the Depositor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07 Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.08 Notice to the Rating Agencies.

                  (a) Each of the Trustee and the related Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or such Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of a Servicer or the Trustee;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v) any change in the location of any Account; and

                  (vi) if the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

                  (b) In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Sections 4.03 and 3.19 hereof and each Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each annual statement as to compliance described in
         Section 3.20 hereof;

                  (ii) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

                  (iii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that a Servicer has not made an Advance.

                  Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to
(i) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and (ii) Fitch Ratings, One State Street Plaza, New York, New York 10004.

                  SECTION 11.09 Further Assurances.

                  Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                  SECTION 11.10 Benefits of Agreement.

                  Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 11.11 Acts of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.


                  IN WITNESS WHEREOF, the Depositor, the Servicers and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    FINANCIAL ASSET SECURITIES CORP.,
                                    as Depositor


                                    By: /s/ Frank Skibo
                                        ----------------------------------
                                    Name:   Frank Skibo
                                    Title:  Managing Director


                                    COUNTRYWIDE HOME LOANS SERVICING LP,
                                    as a Servicer

                                    By:  COUNTRYWIDE GP, INC., its general
                                    partner


                                    By: /s/ Leon Daniels Jr.
                                        ----------------------------------
                                    Name:   Leon Daniels Jr.
                                    Title:  Senior Vice President


                                    GMAC MORTGAGE CORPORATION, as a Servicer


                                    By: /s/ Wesley B. Howland
                                        ----------------------------------
                                    Name:   Wesley B. Howland
                                    Title:  Vice President


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                    as Trustee


                                    By: /s/ Nicholas Gisler
                                        ----------------------------------
                                    Name:   Nicholas Gisler
                                    Title:  Associate

                                    By: /s/ Rinaldo Reyes
                                        ----------------------------------
                                    Name:   Rinaldo Reyes
                                    Title:  Vice President

STATE OF CONNECTICUT   )
                       ) ss.:
COUNTY OF FAIRFIELD    )

                  On the _____ day of June, 2005 before me, a notary public in and for said State, personally appeared _________________________ known to me to be _______________________ of Financial Asset Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                     ---------------------------
                                                     Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )

                  On the _____ day of June, 2005 before me, a notary public in and for said State, personally appeared ____________________________ known to me to be a ___________________________ of GMAC Mortgage Corporation, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                     ---------------------------
                                                     Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )

                  On the _____ day of June, 2005 before me, a notary public in and for said State, personally appeared _________________________ known to me to be a ________________________ of Countrywide Home Loans Servicing LP, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                     ---------------------------
                                                     Notary Public

STATE OF CALIFORNIA    )
                       ) ss.:
COUNTY OF ORANGE       )

                  On the ____ day of June, 2005 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a(n) _______________________ and _________________________, known to me to be a(n) _______________________of Deutsche Bank National Trust Company, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

                                   EXHIBIT A-1

                          FORM OF CLASS A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance           :   $418,600,000.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $418,600,000.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P AU 5

Class                                           :   A

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                     CLASS A

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A Certificate (obtained by dividing the Denomination of this Class A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class A Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________

________________________________________________________________________________



Dated:_________________

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-2

                         FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $30,550,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $30,550,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P AV 3

Class                                           :   M-1

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-1 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________



Dated:_________________

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-3

                         FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $28,275,000.00
Certificate ("Denomination")

Original Class Certificate                      :   $28,275,000.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P AW 1

Class                                           :   M-2

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-2 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________



Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-4

                         FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $18,200,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $18,200,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P AX 9

Class                                           :   M-3

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-3 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-5

                         FORM OF CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $17,225,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $17,225,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P AY 7

Class                                           :   M-4

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-4 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-6

                         FORM OF CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $15,600,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $15,600,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P AZ 4

Class                                           :   M-5

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-5

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [REVERSE OF CLASS M-5 CERTIFICATE]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-7

                         FORM OF CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $15,600,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $15,600,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BA 8

Class                                           :   M-6

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-6

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-6 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-8

                         FORM OF CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $ 13,975,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $ 13,975,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BB 6

Class                                           :   M-7

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-7

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-7 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-9

                         FORM OF CLASS M-8 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $12,350,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $12,350,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BC 4

Class                                           :   M-8

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-8

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-8 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-8 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-10

                         FORM OF CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $12,025,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $12,025,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BD 2

Class                                           :   M-9

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS M-9

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-9 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-11

                         FORM OF CLASS M-10 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 CERTIFICATES, TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $11,050,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $11,050,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BE 0

Class                                           :   M-10

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                   CLASS M-10

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-10 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-10 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-10 Certificate (obtained by dividing the Denomination of this Class M-10 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-10 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-10 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-10 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-10 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-10 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-12

                         FORM OF CLASS M-11 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 CERTIFICATES, TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $10,725,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $10,725,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BF 7

Class                                           :   M-11

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                   CLASS M-11

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-11 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-11 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-11 Certificate (obtained by dividing the Denomination of this Class M-11 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-11 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-11 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-11 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-11 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-11 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-13

                         FORM OF CLASS B-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES, TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $13,650,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $13,650,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BG 5

Class                                           :   B-1

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS B-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-1 Certificate (obtained by dividing the Denomination of this Class B-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class B-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class B-1 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-14

                         FORM OF CLASS B-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES, AND THE CLASS B-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $11,375,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $11,375,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BH 3

Class                                           :   B-2

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS B-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-2 Certificate (obtained by dividing the Denomination of this Class B-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class B-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class B-2 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-15

                         FORM OF CLASS B-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

 NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $11,050,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $11,050,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BJ 9

Class                                           :   B-3

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS B-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-3 Certificate (obtained by dividing the Denomination of this Class B-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class B-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class B-3 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-16

                         FORM OF CLASS B-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 AND THE CLASS B-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

 NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance of this   :   $9,750,000.00
Certificate ("Denomination")

Original Class Certificate Principal Balance    :   $9,750,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611P BK 6

Class                                           :   B-4

Assumed Maturity Date                           :   April 25, 2035

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS B-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-4 Certificate (obtained by dividing the Denomination of this Class B-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class B-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class B-4 Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-17

                          FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance           :   $0.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $0.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Class                                           :   C

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                     CLASS C

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class C Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-18

                           FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Initial Certificate Principal Balance           :   $100.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $100.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Class                                           :   P

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                     CLASS P

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class P Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-19

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Percentage Interest                             :   100.00%

Class                                           :   R

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                     CLASS R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class R Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-20

                         FORM OF CLASS R-X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Percentage Interest                             :   100.00%

Class                                           :   R-X

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                    CLASS R-X

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class R-X Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-21

                          FORM OF CLASS X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   June 1, 2005

First Distribution Date                         :   July 25, 2005

Percentage Interest                             :   100.00%

Class                                           :   X

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  Series 2005-A
                                     CLASS X

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of second lien, fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Agreement") among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class X Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June__, 2005

                                              SOUNDVIEW HOME LOAN TRUST 2005-A


                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY, not in its individual
                                              capacity, but solely as Trustee

                                              By:
                                                  -----------------------------

This is one of the Certificates referenced in the within-mentioned Agreement


By:
    -------------------------------------
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class X Certificate]

                        Soundview Home Loan Trust 2005-A
                           Asset-Backed Certificates,
                                  SERIES 2005-A

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicers or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicers may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicers of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

________________________________________________________________________________


Dated:_________________

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________________________________ or, if mailed by check, to
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                    EXHIBIT B

                        COUNTRYWIDE SERVICING PROVISIONS

                                    EXHIBIT B

                                      (i)

                                   DEFINITIONS

                  For the purposes of this Exhibit B, the following terms have the following meanings:

                  "Condemnation Proceeds": All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

                  "Eligible Account":  The meaning set forth in the Agreement.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

                  "Liquidation Proceeds": Amounts, other than Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide Servicing in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 3.13 of this Exhibit B.

                  "MERS Mortgage Loan": Any Mortgage Loan registered with MERS on the MERS System.

                  "Monthly Advances": The aggregate of the advances made by Countrywide Servicing on any Remittance Date pursuant to Section 3.19.

                  "Other Insurance Proceeds": Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide Servicing would follow in servicing mortgage loans held for its own account.

                  "Prepayment Interest Shortfall Amount": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the portion of the related Principal Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Remittance Date occurs, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of the calendar month preceding such Remittance Date.

                  "Remittance Date": The third Business Day prior to any Distribution Date.

                  "Repurchase Price": With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Net Mortgage Rate from the last date through which interest has been paid and distributed to the Certificateholders to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Collection Account for distribution in the month of repurchase plus (iii) any costs and expenses incurred by Countrywide Servicing or the Trustee in respect of the breach or defect giving rise to the repurchase obligation including, without limitation, any costs and damages incurred by any such party in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

                  "Servicing Advance": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide Servicing of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under this Agreement.

                  "Servicing Fee": With respect to each Mortgage Loan, the amount of the annual fee payable to Countrywide Servicing, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide Servicing, or as otherwise provided herein. With respect to REO Property, the Servicing Fee shall be payable to Countrywide Servicing through REO Disposition in accordance with
Section 3.13 which Servicing Fee shall be based upon the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure as reduced by any income or proceeds received in respect of such REO Property and applied to reduce the outstanding principal balance of the foreclosed Mortgage Loan.

                  All other capitalized terms used, but not defined above, shall have the meanings given to them in the Agreement.

                                      (ii)

                     REPRESENTATIONS, WARRANTIES & COVENANTS

                  1. REPRESENTATIONS, WARRANTIES & COVENANTS OF COUNTRYWIDE SERVICING.

                  Countrywide Servicing represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                           Countrywide Servicing is duly organized, validly existing and in good standing under the laws of Texas and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon Countrywide Servicing by any state having jurisdiction and in any event Countrywide Servicing is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Countrywide Mortgage Loan and the servicing of Countrywide Mortgage Loans in accordance with the terms of this Agreement. No licenses or approvals obtained by Countrywide Servicing have been suspended by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension;

                           Countrywide Servicing has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Countrywide Servicing has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Depositor, GMACM and the Trustee, constitutes a legal, valid and binding obligation of Countrywide Servicing, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;

                           Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide Servicing's formation documents or result in a material breach of any legal restriction or any agreement or instrument to which Countrywide Servicing is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Countrywide Servicing or its property is subject or impair the ability of the Trustee to realize on the Mortgage Loans;

                           Countrywide Servicing is an approved seller/servicer for either Fannie Mae or Freddie Mac in good standing and is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make Countrywide Servicing unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

                           Countrywide Servicing does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                           There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide Servicing's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide Servicing would adversely affect the execution, delivery or enforceability of this Agreement, the ability of Countrywide Servicing to service the Countrywide Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide Servicing's ability to perform its obligations under this Agreement;

                           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide Servicing of or compliance by Countrywide Servicing with this Agreement or if required, such consent, approval, authorization or order has been obtained prior to the Closing Date;

                           No written statement, report or other document prepared and furnished or to be prepared and furnished by Countrywide Servicing pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

                           Countrywide Servicing is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS; and

                           Countrywide Servicing will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in
         Section 3.01.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.01 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, either Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to Countrywide Servicing and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by Countrywide Servicing or receipt of notice by Countrywide Servicing of the breach of the representation or covenant Countrywide Servicing set forth in Section 2.01(x) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, Countrywide Servicing must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into its Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Master Agreements respecting a breach of the representations, warranties and covenants of the Originators.

                                      (iii)

                         SERVICING OF THE MORTGAGE LOANS

                  1. COUNTRYWIDE SERVICING TO ACT AS SERVICER.

                  Countrywide Servicing, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage lenders, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which Countrywide Servicing may deem necessary or desirable and consistent with the terms of this Agreement; provided, however, that Countrywide Servicing shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created under this Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless Countrywide Servicing has received an Opinion of Counsel (but not at the expense of Countrywide Servicing) to the effect that the contemplated action will not cause any REMIC created under this Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon any such REMIC created hereunder.

                  Consistent with the terms of this Exhibit B, Countrywide Servicing may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide Servicing's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that Countrywide Servicing shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan. Promptly after the execution of any modification of any Mortgage Loan, Countrywide Servicing shall deliver to the Trustee the originals of any documents evidencing such modification. Countrywide Servicing may permit forbearance or allow for suspension of Monthly Payments in either case for up to one hundred and eighty
(180) days if the Mortgagor is in default or Countrywide Servicing determines in its reasonable discretion that default is imminent and if Countrywide Servicing determines that granting such forbearance or suspension is in the best interest of the Certificateholders. In the event that any such modification, forbearance or suspension as permitted above allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide Servicing shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to, as the case may be, such month's principal and one (1) month's interest at the Net Mortgage Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to
Section 3.19. Without limiting the generality of the foregoing, Countrywide Servicing shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Countrywide Servicing, the Trustee shall furnish Countrywide Servicing with any powers of attorney and other documents necessary or appropriate to enable Countrywide Servicing to carry out its servicing and administrative duties under this Agreement.

                  To the extent consistent with the foregoing, Countrywide Servicing shall waive a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of Countrywide Servicing, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (iii) the collection of such Prepayment Charge would be in violation of applicable laws.

                  In servicing and administering the Mortgage Loans, Countrywide Servicing shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions.

                  2. COLLECTION OF MORTGAGE LOAN PAYMENTS.

                  Continuously from the date hereof until the principal and interest on all Mortgage Loans is paid in full, Countrywide Servicing will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Exhibit B, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, Countrywide Servicing will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable. To that end, Countrywide Servicing shall ensure that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  3. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  Countrywide Servicing shall use its best efforts, consistent with the procedures that Countrywide Servicing would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. Countrywide Servicing shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide Servicing shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide Servicing through Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in
Section 3.05. Countrywide Servicing shall notify the Trustee in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide Servicing and delivered to the Trustee pursuant to the terms and conditions of this Agreement. In such connection, Countrywide Servicing shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.05.

                  Countrywide Servicing, in its sole discretion, shall have the right to purchase for its own account any Mortgage Loan serviced by it which is ninety-one (91) days or more delinquent at the Repurchase Price; provided, however that Countrywide Servicing shall not be entitled to exercise such purchase if the delinquency is caused directly or indirectly by an act or omission of Countrywide Servicing which would constitute a breach or violation of its obligations hereunder. Any such purchase by Countrywide Servicing shall be accomplished by deposit in the Collection Account the amount of the purchase price stated in the preceding sentence, after deducting therefrom any amounts received in respect of such purchased Mortgage Loan and being held in the Collection Account for future distribution.

                  With respect to any Mortgage Loan, if Countrywide Servicing determines that no significant recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property, it will be obligated to charge off the related Mortgage Loan no later than the time such Mortgage Loan becomes 180 days Delinquent. Once a Mortgage Loan has been charged off, Countrywide Servicing will discontinue making Monthly Advances, Countrywide Servicing will not be entitled to any additional servicing compensation, the Charged Off Loan will give rise to a Realized Loss, and Countrywide Servicing will follow the procedures described below.

                  Countrywide Servicing will not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Charged Off Loans except to the extent of funds available from the aggregate amount of recoveries on such Charged Off Loan which shall be paid to Countrywide Servicing as any accrued and unpaid Servicing Fees. Countrywide Servicing will only be entitled to previously accrued Servicing Fees on any such Charged Off Loans and will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any recoveries on such Charged Off Loans (net of accrued and unpaid Servicing Fees) received prior to the Release Date will be treated as Liquidation Proceeds distributable to the Holders of the Class X Certificates.

                  Any Charged Off Loan will be transferred to the Holders of the Class X Certificates (the "Release Date"), without recourse, and thereafter (i) those Holders will be entitled to any amounts subsequently received in respect of any such Charged Off Loans, (ii) the Holders of the Class X Certificates may designate any servicer to service any such Released Loan and (iii) the Holders of the Class X Certificates may sell any such Charged Off Loan to a third party. With respect to any Charged Off Loan, the Trustee, upon receipt of a Request for Release from Countrywide Servicing, shall release to the Holders of the Class X Certificates the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as Countrywide Servicing shall furnish to it and as shall be necessary to vest in the Holders of the Class X Certificates any Released Loan and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

                  Notwithstanding the foregoing, the procedures described above relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Holders of the Class X Certificates, with the reasonable consent of Countrywide Servicing.

                  4. ESTABLISHMENT OF COLLECTION ACCOUNT; DEPOSITS IN COLLECTION
                     ACCOUNTS.

                  Countrywide Servicing shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Collection Accounts, in the form of time deposit or demand accounts which accounts shall be Eligible Accounts.

                  Countrywide Servicing shall deposit in the Collection Account within two (2) Business Days of receipt, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

                  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  all payments on account of interest on the Mortgage Loans adjusted to the Net Mortgage Rate;

                  all proceeds from a cash liquidation;

                  all Other Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.08, 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Countrywide Servicing's normal servicing procedures, the loan documents or applicable law;

                  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Countrywide Servicing's normal servicing procedures, the Mortgage Loan Documents or applicable law;

                  any Monthly Advances;

                  all proceeds of any Mortgage Loan repurchased in accordance with Section 3.03;

                  any amounts required to be deposited by Countrywide Servicing pursuant to Section 3.10 in connection with the deductible clause in any blanket hazard insurance policy such deposit shall be made from Countrywide Servicing's own funds, without reimbursement therefor;

                  the Prepayment Interest Shortfall Amount, if any, for the month of distribution, such deposit shall be made from Countrywide Servicing's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

                  any amounts required to be deposited by Countrywide Servicing in connection with any REO Property pursuant to Section 3.13; and

                  any amounts required to be deposited in the Collection Account pursuant to Section 3.01, 11.14, 11.22 or 11.23.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees need not be deposited by Countrywide Servicing in the Collection Account. Any interest paid on funds deposited in the Collection Account by the depository institution shall accrue to the benefit of Countrywide Servicing and Countrywide Servicing shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(iv). Countrywide Servicing shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any investment made with funds in the Collection immediately upon realization of such loss

                  Countrywide Servicing may direct any depository institution maintaining the Collection Account to invest the funds on deposit in such accounts. All investments shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

                  If the balance on deposit in the Collection Account were to exceeds the insured amount limits of an FDIC insured account as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, Countrywide Servicing shall, on or before twelve o'clock noon Eastern time on such Business Day, withdraw from the related Collection Account all amounts in excess of the FDIC insurance limits and deposit such amounts in another account that constitutes an Eligible Account pursuant to clause (i) or (ii) of the definition of Eligible Account.

                  5. PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT.

                  Countrywide Servicing may, from time to time, withdraw from the Collection Account for the following purposes:

                  to make remittances to the Trustee in the amounts and in the manner provided for in Section 3.17;

                  to reimburse itself for Monthly Advances, Countrywide Servicing's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole in the event that said Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Relief Act) which represent Late Collections (net of the related Servicing Fees) respecting which any such Monthly Advance was made it being understood that, in the case of such reimbursement, Countrywide Servicing's right thereto shall be prior to the rights of the Certificateholders, except that, where Countrywide Home Loans, Inc. is required to repurchase a Mortgage Loan, pursuant to the related Assignment Agreement, Countrywide Servicing's right to such reimbursement shall be subsequent to the payment to the Certificateholders of the Repurchase Price pursuant to such section and all other amounts required to be paid to the Certificateholders with respect to such Mortgage Loans; provided that Countrywide Servicing may reimburse itself from any funds in the Collection Account for Monthly Advances which it has determined are nonrecoverable advances or if all funds with respect to the related Mortgage Loan have previously been remitted to the Trustee;

                  to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, Countrywide Servicing's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds (or to amounts received on the Mortgage Loans only in the event that said Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Relief Act) from cash liquidation, Liquidation Proceeds, Condemnation Proceeds and Other Insurance Proceeds; provided that Countrywide Servicing may reimburse itself from any funds in the Collection Account for Servicing Advances and Servicing Fees if all funds with respect to the related Mortgage Loan have previously been remitted to the Trustee;

                  to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fees from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

                  [reserved];

                  to clear and terminate the Collection Account upon the termination of this Agreement;

                  to reimburse itself for any Monthly Advance previously made which Countrywide Servicing has determined to be a nonrecoverable Monthly Advance;

                  to reimburse itself for any amounts deposited in the Collection Account in error; and

                  to reimburse itself for unreimbursed Servicing Advances to the extent that such amounts are deemed nonrecoverable by Countrywide Servicing pursuant to subclause (iii) above.

                  6. ESTABLISHMENT OF ESCROW ACCOUNTS; DEPOSITS IN ESCROW
                     ACCOUNTS.

                  Countrywide Servicing shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts which accounts shall be Eligible Accounts, in the form of time deposit or demand accounts.

                  Countrywide Servicing shall deposit in the Escrow Account within two (2) Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Other Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. Countrywide Servicing shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 3.08. Countrywide Servicing shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, Countrywide Servicing shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  7. PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.

                  Withdrawals from the Escrow Account may be made by Countrywide Servicing (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums and comparable items; (ii) to reimburse Countrywide Servicing for any Servicing Advance made by Countrywide Servicing with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder; (iii) to refund to the Mortgagor any funds as may be determined to be overages; (iv) for transfer to the Collection Account in accordance with the terms of this Agreement; (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to Countrywide Servicing, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse itself for any amounts deposited in the Escrow Account in error, or (viii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, Countrywide Servicing shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

                  8. PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

                  With respect to each Mortgage Loan, Countrywide Servicing shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by Countrywide Servicing in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide Servicing shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide Servicing assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  9. TRANSFER OF ACCOUNTS.

                  Countrywide Servicing may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Countrywide Servicing shall promptly notify the Depositor and the Trustee that such transfer has been made. In any case, the Collection Account and Escrow Account shall be Eligible Accounts.

                  10. MAINTENANCE OF HAZARD INSURANCE.

                  Countrywide Servicing shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the unpaid principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide Servicing will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. Countrywide Servicing shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by Countrywide Servicing under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Countrywide Servicing's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance need be required by Countrywide Servicing or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide Servicing and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to Countrywide Servicing. Countrywide Servicing shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that Countrywide Servicing shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

                  11. MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY.

                  In the event that Countrywide Servicing shall obtain and maintain a blanket policy issued by an issuer that has a Best rating of A+:XV insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case Countrywide Servicing shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, Countrywide Servicing agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, Countrywide Servicing shall cause to be delivered to the Trustee a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Trustee.

                  12. FIDELITY BOND; ERRORS AND OMISSIONS INSURANCE.

                  Countrywide Servicing shall maintain, at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan in handling funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Countrywide Servicing against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure Countrywide Servicing against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve Countrywide Servicing from its duties and obligations as set forth in this Exhibit B. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Selling Guide or by Freddie Mac in the Freddie Mac Sellers' and Servicers' Guide. Upon request of the Trustee, Countrywide Servicing shall cause to be delivered to the Trustee a certified true copy of the Fidelity Bond and insurance policy and shall use its best efforts to obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Trustee. Countrywide Servicing shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.

                  13. TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

                  In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, or in the event Countrywide Servicing is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by Countrywide Servicing from an attorney duly licensed to practice law in the state where to REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

                  Countrywide Servicing shall either itself or through an agent selected by Countrywide Servicing, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Countrywide Servicing shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide Servicing shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by Countrywide Servicing to the Trustee within five (5) Business Days of the Trustee's request therefor. Countrywide Servicing shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as Countrywide Servicing deems to be in the best interest of the Certificateholders. With respect to each REO Property, Countrywide Servicing shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain an REO Account for the REO Properties in the form of a non-interest bearing demand account which shall be an Eligible Account, unless an Opinion of Counsel is obtained by Countrywide Servicing to the effect that the classification as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Properties is held will not be adversely affected by holding such funds in another manner. Countrywide Servicing shall deposit or cause to be deposited, on a daily basis in the REO Account all revenues received with respect to the REO Properties and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Properties, including (i) the cost of maintaining any hazard insurance pursuant to Section
3.10 hereof and (ii) either (A) the fees of any managing agent acting on behalf of Countrywide Servicing or (B) in the event that Countrywide Servicing is managing the REO Property, the related Servicing Fee. Countrywide Servicing shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in the REO Account. On or before each Determination Date, Countrywide Servicing shall withdraw from the REO Account and deposit into the Collection Account the net income from the REO Properties on deposit in the REO Account.

                  Countrywide Servicing shall furnish to the Trustee (in accordance with Section 3.18), an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operation statement shall be accompanied by such other information as the Trustee shall reasonably request.

                  Countrywide Servicing shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title to such REO Property has been obtained, unless Countrywide Servicing determines, and gives an appropriate notice to the Trustee, that a longer period is necessary for the orderly liquidation of such REO Property; provided, however, Countrywide Servicing shall sell any REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless Countrywide Servicing shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under federal law at any time that any Certificates are outstanding. If a period longer than one (1) year is permitted under this Agreement and is necessary to sell any REO Property, Countrywide Servicing shall report monthly to the Trustee as to the progress being made in selling such REO Property.

                  Each REO Disposition shall be carried out by Countrywide Servicing at such price and upon such terms and conditions as Countrywide Servicing deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by Countrywide Servicing there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide Servicing, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide Servicing as provided above, shall be deposited in the REO Account and shall be transferred to the Collection Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Section 3.17.

                  With respect to each REO Property, Countrywide Servicing shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall maintain separate records and reports with respect to the funds received and distributed on an REO Property by REO Property basis.

                  14. RESERVED.

                  15. MERS REGISTRATION.

                  Countrywide Servicing is authorized and empowered by the Trustee, in its own name, when Countrywide Servicing believes it appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

                  16. REMITTANCES.

                  On each Remittance Date, Countrywide Servicing shall remit to the Trustee (i) all amounts credited to the Collection Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Collection Account pursuant to Section 3.05, plus (ii) all Monthly Advances, if any, which Countrywide Servicing is obligated to remit pursuant to Section 3.19, minus (iii) any amounts attributable to Principal Prepayments received after the Prepayment Period, and (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 3.04, the remittance on the initial Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Net Mortgage Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (ii),
(iii) and (iv) above.

                  With respect to any remittance received by the Trustee after the second Business Day on which such payment was due, Countrywide Servicing shall pay to the Trustee interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by Countrywide Servicing to the Trustee on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by Countrywide Servicing of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Countrywide Servicing.

                  17. STATEMENTS TO THE TRUSTEE.

                  By the third Business Day following each Determination Date, Countrywide Servicing shall deliver or cause to be delivered to the Trustee by telecopy or electronic mail (or by such other means as Countrywide Servicing and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date, which Remittance Reports the Trustee shall use in preparing the statement pursuant to Section 4.03 of the Pooling and Servicing Agreement. No later than the third Business Day following each Determination Date, Countrywide Servicing shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 of the Pooling and Servicing Agreement and to prepare the statements to Certificateholders contemplated by
Section 4.03 of the Pooling and Servicing Agreement.

                  In addition, not more than sixty (60) days after the end of each calendar year, Countrywide Servicing will furnish to the Trustee at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

                  18. MONTHLY ADVANCES BY COUNTRYWIDE SERVICING.

                  Not later than the close of business on the Business Day preceding each Remittance Date, Countrywide Servicing shall deposit in the Collection Account an amount equal to all payments not previously advanced by Countrywide Servicing, whether or not deferred pursuant to Section 3.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Net Mortgage Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

                  Countrywide Servicing's obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (i) the last Monthly Payment due prior to the payment in full of the Mortgage Loan, (ii) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan, and (iii) the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property. In no event shall Countrywide Servicing be obligated to make an advance under this Section 3.19 if at the time of such advance it deems such advance to be nonrecoverable. If Countrywide Servicing determines that an advance is nonrecoverable, Countrywide Servicing shall deliver to the Trustee an Officer's Certificate of Countrywide Servicing to the effect that an officer of Countrywide Servicing has reviewed the related Mortgage File and has made the reasonable determination that any previous and any additional advances are nonrecoverable.

                  19. REAL ESTATE OWNED REPORTS.

                  Together with the statement furnished pursuant to Section 3.18, with respect to any REO Property, Countrywide Servicing shall furnish to the Trustee on request a statement covering Countrywide Servicing's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with an operating statement free of cost. Such statement shall be accompanied by such additional information as the Trustee shall reasonably request. The cost of producing such additional information shall be borne by the Trust Fund as a Servicing Advance.

                  20. LIQUIDATION REPORTS.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trustee pursuant to a deed-in-lieu of foreclosure, Countrywide Servicing shall submit to the Trustee a liquidation report with respect to such Mortgaged Property which report may be included with any other reports prepared by Countrywide Servicing and delivered to Trustee pursuant to the terms and conditions of this Exhibit B.

                  21. ASSUMPTION AGREEMENTS.

                  Countrywide Servicing will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that Countrywide Servicing shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so. If Countrywide Servicing reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Countrywide Servicing will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 3.22, Countrywide Servicing is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection with any such assumption or substitution of liability, Countrywide Servicing shall follow the underwriting practices and procedures employed by Countrywide Servicing for similar mortgage loans originated in accordance with its underwriting guidelines and serviced by Countrywide Servicing for its own account. With respect to an assumption or substitution of liability, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding Stated Principal Balance of the Mortgage Loan shall not be changed. Countrywide Servicing shall notify the Trustee that any such substitution of liability or assumption agreement has been completed by forwarding to the Trustee or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by Countrywide Servicing for entering into an assumption or substitution of liability agreement in excess of 1% of the unpaid Stated Principal Balance of the Mortgage Loan shall be deposited in the Collection Account pursuant to Section 3.04.

                  Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, Countrywide Servicing shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which Countrywide Servicing may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.22, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  22. SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE FILES.

                  Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide Servicing of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide Servicing will immediately notify the Trustee by a certification (in the form of Exhibit E), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Trustee. Upon receipt of such certification and request, the Trustee shall within five (5) Business Days release the related Mortgage File to Countrywide Servicing and Countrywide Servicing shall prepare and process any satisfaction or release. With respect to any MERS Mortgage Loan, Countrywide Servicing is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Trustee, any and all instruments of satisfaction or cancellation or of partial or full release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

                  In the event Countrywide Servicing satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Trustee may have under the mortgage instruments, Countrywide Servicing, upon written demand, shall remit to the Trustee the then unpaid Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Collection Account. Countrywide Servicing shall maintain the Fidelity Bond insuring Countrywide Servicing against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                  From time to time and as appropriate for the service or foreclosure of the Mortgage Loan, the Trustee shall, upon request of Countrywide Servicing and delivery to the Trustee of a servicing receipt signed by a Servicing Officer (in the form of Exhibit E), release or cause to be released the portion of the Mortgage File held by the Trustee or its designee to Countrywide Servicing. Such servicing receipt shall obligate Countrywide Servicing to return the related Mortgage documents to the Trustee when the need therefor by Countrywide Servicing no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and Countrywide Servicing has delivered to the Trustee a certificate of a Servicing Officer (in the form of Exhibit E) certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Trustee to Countrywide Servicing.

                  23. SERVICING COMPENSATION.

                  As compensation for its services hereunder, Countrywide Servicing shall be entitled to withdraw from the Collection Account or to retain from interest payments on the Mortgage Loans the amounts provided for as Countrywide Servicing's Servicing Fees. Additional servicing compensation in the form of assumption fees, as provided in Section 3.22, and late payment charges or otherwise shall be retained by Countrywide Servicing to the extent not required to be deposited in the Collection Account. Countrywide Servicing shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

                  24. STATEMENT AS TO COMPLIANCE.

                  1. Countrywide Servicing will deliver to the Trustee and the Depositor not later than March 15th of each calendar year, commencing in 2006, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of Countrywide Servicing during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, Countrywide Servicing has fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. In addition to the foregoing, Countrywide Servicing will, to the extent reasonable, give any other servicing information required by the Securities and Exchange Commission pursuant to applicable law.

                  2. Countrywide Servicing shall sign a certification (in the form attached hereto as Exhibit N-3 to the Pooling and Servicing Agreement) for the benefit of the Depositor and its officers, directors and Affiliates (the "Servicer Certification"). The Servicer Certification shall be delivered to the Depositor no later than March 15th or if such day is not a Business Day, the preceding Business Day, each year (subject to Section 3.22(b)(v) of the Pooling and Servicing Agreement).

                  3. Countrywide Servicing shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors, agents and affiliates, and such affiliates' officers, directors and agents (any such person, an "Indemnified Party") from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by Countrywide Servicing or any of its officers, directors, agents or affiliates of its obligations under this Section 3.24 or Section 3.25, or the bad faith or willful misconduct of Countrywide Servicing in connection therewith; provided, however, that Countrywide Servicing shall not be obligated to indemnify or hold harmless any Indemnified Party from or against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon the negligence, bad faith or willful misconduct of such Indemnified Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then Countrywide Servicing agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and Countrywide Servicing in the other in connection with a breach of Countrywide Servicing's obligations under this Section 3.24 or Section 3.25 or Countrywide Servicing's negligence, bad faith or willful misconduct in connection therewith.

                  25. INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

                  Not later than March 15th of each calendar year, commencing in 2006, Countrywide Servicing, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to Countrywide Servicing a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of Countrywide Servicing which includes an assertion that Countrywide Servicing has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Trustee.

                  26. SUPERIOR LIENS.

                  Countrywide Servicing shall, for the protection of the Trustee's interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Countrywide Servicing shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

                  If Countrywide Servicing is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, Countrywide Servicing shall take whatever actions are necessary to protect the interests of the Trustee, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to the REMIC Provisions. Countrywide Servicing shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if Countrywide Servicing determines that such Servicing Advance is in the best interests of the Certificateholders. Countrywide Servicing shall not make such a Servicing Advance except to the extent that it determines that such advance would not be a Nonrecoverable Advance from Liquidation Proceeds on the related Mortgage Loan. Countrywide Servicing shall thereafter take such action as is necessary to recover the amount so advanced.

                  27. TRUSTEE'S RIGHT TO EXAMINE COUNTRYWIDE SERVICING RECORDS.

                  The Trustee shall have the right to examine and audit upon reasonable notice to Countrywide Servicing, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of Countrywide Servicing, or held by another for Countrywide Servicing or on its behalf or otherwise, which relates to the performance or observance by Countrywide Servicing of the terms, covenants or conditions of this Agreement.

                  Countrywide Servicing shall provide to the Trustee and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over any Certificateholder, including but not limited to the Office of Thrift Supervision, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of Countrywide Servicing which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of Countrywide Servicing, and in accordance with the federal government, FDIC, Office of Thrift Supervision, or any other similar regulations.

                  28. SOLICITATIONS

                  From and after the Closing Date, Countrywide Servicing hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on Countrywide Servicing's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Countrywide Mortgage Loan for the purpose of refinancing such Countrywide Mortgage Loan; provided, that Countrywide Servicing may solicit any Mortgagor for whom it or its affiliates have received a request for verification of mortgage, a request for demand for payoff, a Mortgagor-initiated written or verbal communication indicating a desire to prepay the related Countrywide Mortgage Loan, or the Mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by Countrywide Servicing or any of its affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation nor is Countrywide Servicing prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Notwithstanding the foregoing, the following solicitations, if undertaken by the Countrywide Servicing or any affiliate of Countrywide Servicing, shall not be prohibited:
(i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by Countrywide Servicing or any affiliate of the Countrywide Servicing.

                                      (iv)

                              COUNTRYWIDE SERVICING

                  1. LIABILITY OF COUNTRYWIDE SERVICING.

                  Countrywide Servicing shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Countrywide Servicing herein.

                  2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
                     OBLIGATIONS OF, COUNTRYWIDE SERVICING.

                  Any entity into which Countrywide Servicing may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which Countrywide Servicing shall be a party, or any corporation succeeding to the business of Countrywide Servicing, shall be the successor of Countrywide Servicing hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that a successor Servicer shall satisfy all the requirements of Section 7.02 of the Pooling and Servicing Agreement with respect to the qualifications of a successor Servicer.

                  3. LIMITATION ON LIABILITY OF COUNTRYWIDE SERVICING.

                  Neither Countrywide Servicing nor any of the officers, employees or agents of Countrywide Servicing shall be under any liability to the Trust Fund for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide Servicing or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide Servicing and any officer, employee or agent of Countrywide Servicing may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Exhibit B, unless one or more events as set forth in Section 2.01 of the Agreement shall occur, the Trustee shall not record or cause to be recorded an Assignment with the recording office. To the extent the Trustee records with the recording office as permitted herein an Assignment which designates the Trustee as the holder of record of the Mortgage, the Trustee agrees that it shall (i) provide Countrywide Servicing with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the Investor Accounting Department at Countrywide Servicing receives such notice; and (ii) immediately complete, sign and return to Countrywide Servicing any document reasonably requested by Countrywide Servicing to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide Servicing. The Trustee further agrees that Countrywide Servicing shall have no liability for the Trustee's failure to comply with the subsections (i) or (ii) in the foregoing sentence. Countrywide Servicing shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Countrywide Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide Servicing may, with the consent of the Trustee and the Depositor, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Trust Fund will be liable, Countrywide Servicing shall be entitled to be reimbursed therefor from its Collection Account.

                  4. COUNTRYWIDE SERVICING NOT TO RESIGN.

                  Countrywide Servicing shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of Countrywide Servicing and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Countrywide Servicing. Any such determination permitting the resignation of Countrywide Servicing shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Trustee. No such resignation shall become effective until a successor shall have assumed the Countrywide Servicing's responsibilities and obligations hereunder.

                  5. NO TRANSFER OF SERVICING.

                  With respect to the retention of Countrywide Servicing to service the Countrywide Mortgage Loans hereunder, Countrywide Servicing acknowledges that the Depositor has acted in reliance upon Countrywide Servicing's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide Servicing shall not either assign this Agreement or the servicing hereunder or delegate a substantial portion of its rights or duties hereunder, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Trustee and the Depositor, which consent will not be unreasonably withheld; provided, however, Countrywide Servicing may, with prior notice but without the Trustee's consent, assign its rights and obligations as servicer hereunder to an entity if
(i) such entity is directly or indirectly owned or controlled by Countrywide Servicing, (ii) such entity shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and shall satisfy the requirements of
Section 7.02 with respect to the qualifications of a successor to Countrywide Servicing and (iii) Countrywide Servicing guaranties the performance by such entity of all obligations hereunder.

                                       (v)

                                EVENTS OF DEFAULT

                  With respect to Countrywide Servicing, any one of the following events shall be an event of default hereunder:

                           any failure by Countrywide Servicing to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide Servicing by the Trustee; or

                           failure on the part of Countrywide Servicing duly to observe or perform in any material respect any other of the covenants or agreements on the part of Countrywide Servicing set forth in the Pooling and Servicing Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide Servicing by the Trustee; or

                           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide Servicing and such decree or order shall have remained in force undischarged or unstayed for a period of sixty
         (60) days; or

                           Countrywide Servicing shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Countrywide Servicing or of or relating to all or substantially all of its property; or

                           Countrywide Servicing shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           failure by Countrywide Servicing to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located which failure continues unremedied for a period of thirty (30) days; or

                           Countrywide Servicing ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer and the failure to meet such qualifications continues unremedied for a period of thirty (30) days;

                           Countrywide Servicing attempts, without the consent of the Trustee, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate a substantial portion of its duties hereunder; or

                           Countrywide Servicing fails to duly perform, within the required time period, its obligations under Sections 11.25 and
         11.26 of the Servicing Addendum, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide Servicing by any party to this Agreement;

                                      (vi)

                              REMIC ADMINISTRATION

                  1. Countrywide Servicing shall not take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless Countrywide Servicing has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

                  2. Countrywide Servicing shall not enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

                  3. In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the failure of Countrywide Servicing to perform its duties and obligations set forth herein, Countrywide Servicing shall indemnify the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such breach; provided, however, that Countrywide Servicing shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor, another Servicer or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which Countrywide Servicing has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall Countrywide Servicing have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of the failure of Countrywide Servicing to perform its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                      (vii)

                                   TERMINATION

                  1. The respective obligations and responsibilities of Countrywide Servicing created hereby (other than the obligation of Countrywide Servicing to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Distribution Date in April 2035.

                  2. Countrywide Servicing (in such context, the "Terminator"), may, at its option, terminate this Agreement on any date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and
(ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to
Section 10.01(c) of the Agreement by (x) the Terminator, (y) the Holders of a majority in Percentage Interest in the Class C Certificates and (z) if the Floating Rate Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, provided that if this clause (z) applies to such determination, such determination shall be based solely upon an appraisal obtained as provided in the last sentence of this paragraph), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts (the "Termination Price"); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture.

                                    EXHIBIT C

                  FORM OF ASSIGNMENT AND RECOGNITION AGREEMENTS

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated June 23, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and Meritage Mortgage Corp. (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of May 1, 2003 as amended (the "PURCHASE AGREEMENT"), between the Assignor, as purchaser (the "PURCHASER"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement. Notwithstanding the foregoing, however, such assignment shall not include any Servicing Rights with respect to the Mortgage Loans.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2005-A (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers (including their successors in interest and any successor servicers under the Pooling Agreement, the "Servicers") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and each of the Servicers acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and each of the Servicers acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

                  (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and 7.02 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof, except that the representation and warranty set forth in Section 7.02(a) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto.

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                  (a) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (b) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

                  (c) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.B Glossary Revised, Appendix E); and

                  (d) No loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and each of the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.

                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and each of the Servicers acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                                GREENWICH CAPITAL FINANCIAL
                                                PRODUCTS, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                FINANCIAL ASSET SECURITIES CORP.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                MERITAGE MORTGAGE CORP.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                             AVAILABLE UPON REQUEST

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated June 23, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and E-Loan, Inc. (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                            ASSIGNMENT AND CONVEYANCE

                  A. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of September 1, 2004, as amended (the "PURCHASE AGREEMENT"), between the Assignor, as purchaser (the "PURCHASER"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement. Notwithstanding the foregoing, however, such assignment shall not include any Servicing Rights with respect to the Mortgage Loans.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

                           RECOGNITION OF THE COMPANY

                  B. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2005-A (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers (including their successors in interest and any successor servicers under the Pooling Agreement, the "Servicers") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicers acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicers acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

                  (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and 7.02 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof, except that the representation and warranty set forth in Section 7.02(a) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto.

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                  (a) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (b) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws; and

                  (c) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS Glossary, Appendix E); and

                  (d) No Mortgage Loans originated on or before October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein); provided, however, with respect to any representation of the Company which materially and adversely affects the interests of any Prepayment Charge, the Company shall pay the amount of the scheduled Prepayment Charge by remitting such amount to the Servicer for deposit into the Collection Account in respect of such Prepayment Charge.

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.

                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicers acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                                GREENWICH CAPITAL FINANCIAL
                                                PRODUCTS, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                FINANCIAL ASSET SECURITIES CORP.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                E-LOAN, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                             AVAILABLE UPON REQUEST

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated June 23, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and Countrywide Home Loans, Inc. (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2004, as amended (the "PURCHASE AGREEMENT"), between the Assignor, as purchaser (the "PURCHASER"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2005-A (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers (including their successors in interest and any successor servicers under the Pooling Agreement, the "Servicers") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

                  (d) There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent; and

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and 7.02 of the Purchase Agreement, were true and correct as of the related Closing Date (as defined in the Purchase Agreement).

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                  (a) To the best of the Assignor's knowledge, nothing has occurred in the period of time from the related Closing Date (as defined in the Purchase Agreement) to the date hereof which would cause such representation and warranties referred to in Section 4 herein to be untrue in any material respect as of the date hereof; and

                  (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws; and

                  (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws; and

                  (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS Glossary, Appendix E); and

                  (e) No Mortgage Loans originated on or before October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein); provided, however, with respect to any representation of the Company which materially and adversely affects the interests of any Prepayment Charge, the Company shall pay the amount of the scheduled Prepayment Charge by remitting such amount to the Servicer for deposit into the Collection Account in respect of such Prepayment Charge.

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.

                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                                GREENWICH CAPITAL FINANCIAL
                                                PRODUCTS, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                FINANCIAL ASSET SECURITIES CORP.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                COUNTRYWIDE HOME LOANS
                                                SERVICING LP, as a Servicer

                                                By:  COUNTRYWIDE GP, INC., its
                                                general partner


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                             AVAILABLE UPON REQUEST

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated June 23, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and Fremont Investment & Loan (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2004, as amended (the "PURCHASE AGREEMENT"), between the Assignor, as initial purchaser (the "PURCHASER"), and the Company, as seller and interim servicer, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement. Notwithstanding the foregoing, however, such assignment shall not include any Servicing Rights with respect to the Mortgage Loans.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the mortgage loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2005-A (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling Agreement"), among the Assignee, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers (including their successors in interest and any successor servicers under the Pooling Agreement, the "Servicers") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicers acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicers acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement;

                  (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent;

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and 7.02 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on such date, except that (i) the representation and warranty set forth in Section 7.02(a) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto (ii) except for the limitations and qualifications set forth on
Schedule I hereto, and (iii) the Company makes no representation or warranty as to any breach or potential breach relating to facts or circumstances occurring after the date that servicing was transferred by the Company.

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                  (a) To the best of the Assignor's knowledge, nothing has occurred in the period of time from the date that servicing was transferred by the Company to the date hereof which would cause such representation and warranties referred to in Section 4 herein to be untrue in any material respect as of the date hereof; and

                  (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws; and

                  (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS Glossary, Appendix E); and

                  (e) No Mortgage Loans originated on or before October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.

                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicers acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                                GREENWICH CAPITAL FINANCIAL
                                                PRODUCTS, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                FINANCIAL ASSET SECURITIES CORP.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                FREMONT INVESTMENT & LOAN


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                             AVAILABLE UPON REQUEST

                                   SCHEDULE I

                  Limitations on Representations and Warranties

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated June 23, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and Aames Capital Corporation (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreements dated as of January 1, 2005, February 1, 1005 and March 1, 2005 as amended (the "PURCHASE AGREEMENTS"), between the Assignor, as purchaser (the "PURCHASER"), and the Company, as seller, solely insofar as the Purchase Agreements relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreements. Notwithstanding the foregoing, however, such assignment shall not include any Servicing Rights with respect to the Mortgage Loans.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreements which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreements (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2005-A (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers (including their successors in interest and any successor servicers under the Pooling Agreement, the "Servicers") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreements, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreements, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreements insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreements which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreements with respect to the Mortgage Loans without the prior written consent of the Trustee.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreements. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

                  (d) Except as disclosed by Aames Investment Corporation, the COmpany's parent corporation, in its public filings with the U.S. Securities and Exchange Commission, there, is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreements, and the Company is solvent; and

                  4. Pursuant to Section 12 of the Purchase Agreements, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and 7.02 of the Purchase Agreements, were true and correct as of the related Closing Date (as defined in the Purchase Agreements).

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                  (a) To the best of the Assignor's knowledge, nothing has occurred in the period of time from the related Closing Date (as defined in the Purchase Agreements) to the date hereof which would cause such representation and warranties referred to in Section 4 herein to be untrue in any material respect as of the date hereof;

                  (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

                  (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS Glossary, Appendix E);

                  (e) No Mortgage Loans originated on or before October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.


              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreements as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein); provided, however, with respect to any representation of the Company which materially and adversely affects the interests of any Prepayment Charge, the Company shall pay the amount of the scheduled Prepayment Charge by remitting such amount to the Servicer for deposit into the Collection Account in respect of such Prepayment Charge.

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.

                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreements (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreements.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreements with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreements.


                            [SIGNATURE PAGE FOLLOWS]


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                                GREENWICH CAPITAL FINANCIAL
                                                PRODUCTS, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                FINANCIAL ASSET SECURITIES CORP.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                AAMES CAPITAL CORPORATION


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                             AVAILABLE UPON REQUEST

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated June 23, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and First National Bank of Nevada (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2004, as amended by that certain Amendment Number One dated October 29, 2004 (the "PURCHASE AGREEMENT"), between the Assignor, as purchaser (the "PURCHASER"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement. Notwithstanding the foregoing, however, such assignment shall not include any Servicing Rights with respect to the Mortgage Loans.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2005-A (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers (including their successors in interest and any successor servicers under the Pooling Agreement, the "Servicers") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicers acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicers acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

                  (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in
Section 7.01 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof and that the representations and warranties set forth in Section 7.02 of the Purchase Agreement are true and correct as of the related Closing Date (as defined in the Purchase Agreement).

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                  (a) To the best of the Assignor's knowledge, nothing has occurred in the period of time from the Closing Date (as defined in the Purchase Agreement) to the date hereof which would cause such representation and warranties referred to in Section 4 herein to be untrue in any material respect as of the date hereof; and

                  (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws; and

                  (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS Glossary, Appendix E); and

                  (e) No Mortgage Loans originated on or before October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein); provided, however, with respect to a breach of the representation set forth in Section 7.02(lv) which materially and adversely affects the interests of any Prepayment Charge, the Company shall pay the amount of the scheduled Prepayment Charge by remitting such amount to the Servicer for deposit into the Collection Account in respect of such Prepayment Charge.

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.

                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                                GREENWICH CAPITAL FINANCIAL
                                                PRODUCTS, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                FINANCIAL ASSET SECURITIES CORP.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                                                FIRST NATIONAL BANK OF NEVADA


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                             AVAILABLE UPON REQUEST

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]

                                    EXHIBIT E

                       REQUEST FOR RELEASE (DEUTSCHE BANK)

         To:  Deutsche Bank National Trust Company
              1761 East St. Andrew Place
              Santa Ana, California  92705-4934


              Re: Pooling and Servicing Agreement dated as of June 1, 2005, among Financial Asset Securities Corp. as Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as Servicers and Deutsche Bank National Trust Company, a national banking association, as Trustee
                   ---------------------------------------------------------


         In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee's Mortgage File Or the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (CHECK ONE):

_________1.    Mortgage Paid in Full

_________2.    Foreclosure

_________3.    Substitution

_________4.    Other Liquidation (Repurchases, etc.)

_________5.    Nonliquidation                       Reason:_____________________

Address to which Trustee should deliver
the Trustee's Mortgage File:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                               By:
                                                   -----------------------------
                                                        (authorized signer)

                                               Issuer:
                                                       -------------------------

                                               Address:
                                                        ------------------------

                                                        ------------------------

                                               Date:
                                                     ---------------------------

Trustee

Deutsche Bank National Trust Company

         Please acknowledge the execution of the above request by your signature and date below:


         ----------------------------------       ------------------------------
         Signature                                Date

         Documents returned to Trustee:


         ----------------------------------       ------------------------------
         Trustee                                  Date

                                   EXHIBIT F-1

             FORM OF TRUSTEE'S INITIAL CERTIFICATION (DEUTSCHE BANK)

                                                              June__, 2005


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

    Re: Pooling and Servicing Agreement dated as of June 1, 2005, among Financial Asset Securities Corp. as Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as Servicers and Deutsche Bank National Trust Company, a national banking association, as Trustee
         -----------------------------------------------------------------------


Ladies and Gentlemen:

         Attached is the Trustee's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File includes any of the documents specified in clause (vi) of Section
2.01 of the Pooling and Servicing Agreement.

                                              DEUTSCHE BANK NATIONAL TRUST
                                              COMPANY


                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:

                                   EXHIBIT F-2

              FORM OF TRUSTEE'S FINAL CERTIFICATION (DEUTSCHE BANK)

                                                       --------------------
                                                       [Date]


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

   Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2005 among Financial Asset Securities Corp., as Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as Servicers and Deutsche Bank National Trust Company, as Trustee with respect to Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A
         ----------------------------------------------------------------------


Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items 1, 3, 10, 11 and 15 of the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement accurately reflects information in the Mortgage File.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

     Re:   Soundivew Home Loan Trust 2005-A,
           Asset-Backed Certificates Series 2005-A
           ---------------------------------------


Ladies and Gentlemen:

         Pursuant to Section 2.01 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2005 among Financial Asset Securities Corp., as Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as Servicers and Deutsche Bank National Trust Company, as Trustee, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT G

                                   [RESERVED]

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

         Personally appeared before me the undersigned authority to administer oaths, __________________ who first being duly sworn deposes and says: Deponent is __________________________ of ____________________________, successor by merger to _________________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On  _____________________,  _________________________________ did execute and deliver a promissory note in the principal amount of $____________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of Soundview Home Loan Trust 2005-A, Asset-Backed Certificates Series 2005-A, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Deutsche Bank National Trust Company and Financial Asset Securities Corp. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:
    ---------------------------

    ---------------------------

STATE OF                   )
                           ) SS:
COUNTY OF                  )

         On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this _________ day of 20__.

-------------------------------

-------------------------------



My commission expires __________________________.

                                    EXHIBIT I

                          Charged Off Loan Data Report

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                              [DATE]


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company

       Re:   Soundview Home Loan Trust 2005-A,
             Asset-Backed Certificates Series 2005-A
             ---------------------------------------


Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                                  Very truly yours,

                                                  [NAME OF TRANSFEREE]


                                                  ------------------------------
                                                  Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                                              [DATE]


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705-4934

      Re:    Soundview Home Loan Trust 2005-A,
             Asset-Backed Certificates Series 2005-A
             ---------------------------------------


Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.


                                                  Very truly yours,

                                                  [NAME OF TRANSFEREE]


                                                  ------------------------------
                                                  Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $__________________ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  _________ CORPORATION, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  _________ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  _________ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  _________ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                  _________ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  _________ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  _________ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  _________ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  _________ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                                  ------------------------------
                                                  Print Name of Buyer


                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:

                                                  Date:
                                                        ------------------------

                                                        ------------------------

-----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  _________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  _________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                                  ------------------------------
                                                  Print Name of Buyer or Adviser


                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:

                                                  IF AN ADVISER:


                                                  ------------------------------
                                                  Print Name of Buyer


                                                  Date:
                                                        ------------------------

                                                        ------------------------

                                    EXHIBIT K

              FORM OF TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES
                           PURSUANT TO SECTION 5.02(D)

                        SOUNDVIEW HOME LOAN TRUST 2005-A
                    ASSET-BACKED CERTIFICATES, SERIES 2005-A

STATE OF                  )
                          )  ss:
COUNTY OF                 )

                  The undersigned, being first duly sworn, deposes and says as follows:

                  1. The undersigned is an officer of, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "CERTIFICATE") issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2005 (the "AGREEMENT"), among Financial Asset Securities Corp., as depositor (the "DEPOSITOR"), Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation, as servicers (the "Servicers") and Deutsche Bank National Trust Company, as trustee (the "TRUSTEE"). Capitalized terms used, but not defined herein or in
Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

                  2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

                  3. The Transferee has been advised of, and understands that
(i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

                  4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

                  5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

                  6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "TRANSFEROR Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

                  7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

                  8. The Transferee's taxpayer identification number is
___________.

                  9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

                  10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

                  12. Check one of the following:

                  [ ] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

                 (i) the present value of any consideration given to the Transferee to acquire such Certificate;

                 (ii) the present value of the expected future distributions on such Certificate; and

                 (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

                  For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

                  [ ] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

                 (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

                 (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                 (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

                 (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                  [ ] None of the above.

                  13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.


                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .


                                                [NAME OF TRANSFEREE]


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


[Corporate Seal]


ATTEST:


----------------------------------
[Assistant] Secretary

                  Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

                  Subscribed and sworn before me this ___ day of ___________ , 20__.


                                                --------------------------------
                                                         NOTARY PUBLIC

                                                My Commission expires the __ day
                                                of _________, 20__

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                                              [DATE]


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

      Re:   Soundview Home Loan Trust 2005-A,
            Asset-Backed Certificates Series 2005-A
            ---------------------------------------


Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.


                                                Very truly yours,

                                                TRANSFEROR


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                    EXHIBIT M

                       FORM OF ERISA REPRESENTATION LETTER

                                                   _____________, 20__



Financial Asset Securities Corp.            Deutsche Bank National Trust Company
600 Steamboat Road                          1761 East St. Andrew Place
Greenwich, Connecticut 06830                Santa Ana, California  92705-4934

       Re:  Soundview Home Loan Trust 2005-A,
            Asset-Backed Certificates Series 2005-A
            ---------------------------------------


Dear Sirs:

                  _______________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance Soundview Home Loan Trust 2005-A, Asset-Backed Certificates Series 2005-A, Class [C][P][R[-X]] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 2005 among Financial Asset Securities Corp. as depositor (the "Depositor"), Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers (the "Servicers") and Deutsche Bank National Trust Company as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicers the following:

                  The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.


                                                Very truly yours,

                                                [Transferee]


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                   EXHIBIT N-1

        FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

              Re:   Soundview Home Loan Trust, Series 2005-A
                    Asset Backed Certificates, Series 2005-A
                    ----------------------------------------


                  I, [_____], certify that:

                  l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Soundview Home Loan Trust, Asset-Backed Certificates, Series 2005-A;

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicers under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

                  4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicers have fulfilled each of its obligations under the servicing agreement; and

                  5. The reports disclose all significant deficiencies relating to the servicers' compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

                  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation and Deutsche Bank National Trust Company

                                                Date: [_________________], 2005


                                                FINANCIAL ASSET SECURITIES CORP.


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:
                                                Date:

                                   EXHIBIT N-2

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

                 Re: Soundview Home Loan Trust 2005-A (the "Trust") Asset-Backed Certificates, Series 2005-A
                      ----------------------------------------------

                  I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee of the Trust, hereby certify to Financial Asset Securities Corp. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated June 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation as servicers and Deutsche Bank National Trust Company as trustee.

                                                DEUTSCHE BANK NATIONAL TRUST
                                                COMPANY, as Trustee


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:
                                                Date:

                                   EXHIBIT N-3

                            FORM CERTIFICATION TO BE
                     PROVIDED TO DEPOSITOR BY THE SERVICERS

                 Re:  Soundview Home Loan Trust, Series 2005-A
                      Asset Backed Certificates, Series 2005-A
                      ----------------------------------------


                  I, [identify the certifying individual], acting of Countrywide Home Loans Servicing LP ("Countrywide"), certify to Financial Asset Securities Corp. (the "Depositor") and its respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the information provided to the Trustee by Countrywide pursuant to the Pooling and Servicing Agreement in respect of periods included in the year covered by that annual report, of the Depositor relating to the Trust Fund (the "Servicing Information");

                  2. Based on my knowledge, the Servicing Information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such report;

                  3. Based on my knowledge, the Servicing Information is correct in all material respects;

                  4. I am responsible for reviewing the activities performed by Countrywide under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed to the Depositor and the Trustee, Countrywide has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to Countrywide's certified public accountants and the Depositor all significant deficiencies relating to Countrywide's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

         Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated June 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Countrywide and GMAC Mortgage Corporation as servicers and Deutsche Bank National Trust Company as trustee.

                                                COUNTRYWIDE HOME LOANS
                                                SERVICING LP

                                                By: COUNTRYWIDE GP, INC., its
                                                general partner


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:
                                                Date:

                                   EXHIBIT N-3

                            FORM CERTIFICATION TO BE
                     PROVIDED TO DEPOSITOR BY THE SERVICERS

             Re:   Soundview Home Loan Trust, Series 2005-A
                   Asset Backed Certificates, Series 2005-A
                   ----------------------------------------

                  I, [identify the certifying individual], acting of GMAC Mortgage Corporation, ("GMAC"), certify to Financial Asset Securities Corp. (the "Depositor"), the Trustee and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the information provided to the Trustee by GMAC pursuant to the Pooling and Servicing Agreement and information correctly derived by the Trustee from such information and included in the annual report on Form 10-K for the fiscal year [___] and on all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the Trust Fund (the "Servicing Information");

                  2. Based on my knowledge, the Servicing Information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

                  3. Based on my knowledge, the Servicing Information is correct;

                  4. I am responsible for reviewing the activities performed by GMAC under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed to the Depositor and the Trustee, GMAC has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to GMAC's certified public accountants and the Depositor all significant deficiencies relating to GMAC's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

         Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated June 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Countrywide Home Loans Servicing LP and GMAC, as servicers and Deutsche Bank National Trust Company as trustee.

                                                GMAC MORTGAGE CORPORATION


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:
                                                Date:

                                    EXHIBIT O

                              FORM OF CAP CONTRACT

                     SWISS RE FINANCIAL PRODUCTS CORPORATION
                               55 East 52nd Street
                            New York, New York 10055
                 Fax: (212) 317-5335/Phone: (212) 317-5161/5433


DATE:    June 23, 2005

TO: Deutsche Bank National Trust Company, not individually, but solely as Trustee on behalf of the Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A ("Party B") 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attention: Trust Administration FAX:
         (714) 247-6478

FROM:    Swiss Re Financial Products Corporation ("Party A")

RE:      CORRIDOR TRANSACTION

Our Reference Number: 632325/632326


Dear Sir or Madam:

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Deutsche Bank National Trust Company, not individually, but solely as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005, among the Trustee, Financial Asset Securities Corp., as Depositor, and Countrywide Home Loans Servicing, LP and GMAC Mortgage Corporation, as Servicers (the "PSA") and Swiss Re Financial Products Corporation (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992 (the "Master Agreement"), with the attached Schedule B as the Schedule to the Master Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) PRINCIPAL. In the case of Party A, it is acting as principal and not as agent when entering into the Transaction and in the case of Party B, it is acting as Trustee when entering into the Transaction.

(ii) NON-RELIANCE. In the case of Party A, it is acting for its own account and, in the case of Party B, it is acting as Trustee, and in the case of both parties, it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary and, with respect to Party B, as directed under the PSA. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(iii) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

(iv) STATUS OF PARTIES. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction

IN THIS CONFIRMATION "PARTY A" MEANS SWISS RE FINANCIAL PRODUCTS CORPORATION AND "PARTY B" MEANS DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON BEHALF OF THE SOUNDVIEW HOME LOAN TRUST 2005-A, ASSET-BACKED CERTIFICATES, SERIES 2005-A.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:


      Notional Amount:     For each Calculation Period, the lesser of (i) the
                           amount set forth for such Calculation Period in the attached Amortization Schedule, Schedule A and (ii) the aggregate Certificate Principal Balance of the Floating Rate Certificates as of the first day of the calendar month in which the Calculation Period ends.

                           For the avoidance of doubt, pursuant to the PSA, Greenwich Capital Financial Products, Inc. (GCFP) or its Affiliates (as defined in the PSA) (collectively, "Greenwich") shall remit to Party B any amounts of cap proceeds included in amounts received by Greenwich under the PSA in respect of the Floating Rate Certificates owned by Greenwich. Party B shall, to the extent that it receives any such amounts from Greenwich pursuant to the PSA, remit such amounts to Party A. For purposes of this Agreement, Party B shall be able to rely conclusively that each amount received from Greenwich pursuant to the PSA with respect to the foregoing sentences shall be the correct amount and Party A shall be held harmless in connection with the receipt of any such amount. Furthermore, Party A understands that Greenwich has agreed to (i) monitor all Trustee's reports, which reports shall specify the exact allocation of gross cap proceeds to each class of Floating Rate Certificates owned by Greenwich ("Cap Rebate Amount"), and (ii) upon request, provide Party A with copies of such Trustee's reports.

                           For purposes of determining the maximum payment obligation and the net effective notional amount that Party A is ultimately subject to pursuant to the preceding paragraph for each Calculation Period, the Notional Amount for each Calculation Period shall be the lesser of (i) the amount set forth for such period in Schedule I attached hereto and (ii) the aggregate Certificate Principal Balance of the Floating Rate Certificates as of the first day of the calendar month in which the Calculation Period ends, in each case reduced by the aggregate Certificate Principal Balance of the Floating Rate Certificates owned by Greenwich as of the Record Date of such Certificates immediately preceding the related Floating Rate Payer Payment Date; provided that any Floating Amount shall be reduced by the Cap Rebate Amount, if any.

      Trade Date:          June 16, 2005

      Effective Date:      June 23, 2005

      Termination Date:    December 25, 2009, subject to adjustment in
                           accordance with the Following Business Day
                           Convention.

FIXED AMOUNTS:

      Fixed Rate Payer:    Party B

      Fixed Rate Payer
      Payment Date:        June 23, 2005

      Fixed Amount:        USD 16,000

FLOATING AMOUNTS:

      Floating Rate Payer: Party A

      Cap Rate:            See attached Amortization Schedule, Schedule A

      Floating Rate Payer
      Payment Dates:       The 25th day of each month of each year, commencing
                           on July 25, 2005 to and including the Termination
                           Date, subject to adjustment in accordance with the Following Business Day convention.

      Floating Rate
      Option: USD-LIBOR-BBA, provided, however, for any Calculation Period, if the Floating Rate Option is greater than the rate set forth opposite such Calculation Period as set forth in Schedule A under the heading Ceiling Rate, then the Floating Rate for such Calculation Period shall be deemed to be such rate.

      Designated Maturity: One month

      Spread:              None

      Floating Rate Day
      Count Fraction:      Actual/360

      Reset Dates:         First day of each Calculation Period

      Business Days for
      payment:             New York

      Calculation Agent:   Party A


3. RECORDING OF CONVERSATIONS

Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it, and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement or any potential Transaction.


4. ACCOUNT DETAILS:

      Account for payments to Party A:    JPMorgan Chase Bank
                                          SWIFT: CHASUS33
                                          Account of: Swiss Re Financial Products
                                          Account No.: 066-911184
                                          ABA# 021000021

      Account for payments to Party B:    Deutsche Bank Trust Company Americas
                                          ABA# 021-001-033
                                          Account: 01419663
                                          Account Name: NYLTD Funds Control- Stars West
                                          Ref: Soundview 2005-A Cap

5.       OFFICES:

      The Office of Party A for this Transaction is:      New York, NY

      The Office of Party B for this Transaction:         Santa Ana, California

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

                     SWISS RE FINANCIAL PRODUCTS CORPORATION
                      ATTENTION: DERIVATIVES DOCUMENTATION
                 FAX: (212) 317-5335 PHONE: (212) 317-5161/5433


SWISS RE FINANCIAL PRODUCTS         ACCEPTED AND CONFIRMED AS OF THE DATE
CORPORATION                         FIRST WRITTEN:

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT
                                    INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON
                                    BEHALF OF THE SOUNDVIEW HOME LOAN TRUST
                                    2005-A, ASSET-BACKED CERTIFICATES, SERIES
                                    2005-A


By:                                    By:
-----------------------------------    -----------------------------------------

Name:                                  Name:
-----------------------------------           ----------------------------------

Title:                                 Title:
-----------------------------------           ----------------------------------

SCHEDULE A to the Confirmation dated as June 23, 2005
Re: Reference Number: 632325/632326

Between Swiss Re Financial Products Corporation and Deutsche Bank National Trust Company, not individually, but solely as Trustee on behalf of the Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A.

AMORTIZATION SCHEDULE, subject to adjustment in accordance with the Following Business Day Convention

---------------------------- ------------------------- ----------------------- ------------------- -----------------
    FROM AND INCLUDING           TO BUT EXCLUDING      NOTIONAL AMOUNT (USD)      CAP RATE (%)     CEILING RATE (%)
---------------------------- ------------------------- ----------------------- ------------------- -----------------
June 23, 2005                July 25, 2005                     650,000,000.00       9.286446          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
July 25, 2005                August 25, 2005                   632,602,001.00       9.585979          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
August 25, 2005              September 26, 2005                613,712,860.00       9.585949          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
September 26, 2005           October 25, 2005                  593,421,189.00       9.905450          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
October 25, 2005             November 25, 2005                 571,827,687.00       9.585892          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
November 25, 2005            December 27, 2005                 549,044,637.00       9.905395          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
December 27, 2005            January 25, 2006                  525,816,343.00       9.585808          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
January 25, 2006             February 27, 2006                 503,506,507.00       9.585765          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
February 27, 2006            March 27, 2006                              0.00       0.000000           0.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
March 27, 2006               April 25, 2006                    461,672,506.00       9.585673          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
April 25, 2006               May 25, 2006                      442,072,482.00       9.905148          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
May 25, 2006                 June 26, 2006                     423,301,278.00       9.585580          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
June 26, 2006                July 25, 2006                     405,323,952.00       9.905049          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
July 25, 2006                August 25, 2006                   388,107,034.00       9.585483          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
August 25, 2006              September 25, 2006                371,618,459.00       9.585434          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
September 25, 2006           October 25, 2006                  355,827,510.00       9.904897          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
October 25, 2006             November 27, 2006                 340,704,768.00       9.585334          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
November 27, 2006            December 26, 2006                 326,222,049.00       9.904792          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
December 26, 2006            January 25, 2007                  312,352,354.00       9.585231          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
January 25, 2007             February 26, 2007                 299,068,360.00       9.585184          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
February 26, 2007            March 26, 2007                              0.00       0.000000           0.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
March 26, 2007               April 25, 2007                    274,164,128.00       9.585090          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
April 25, 2007               May 25, 2007                      262,497,411.00       9.904543          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
May 25, 2007                 June 25, 2007                     251,324,932.00       9.584993          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
June 25, 2007                July 25, 2007                     240,625,826.00       9.904442          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
July 25, 2007                August 27, 2007                   230,380,107.00       9.584894          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
August 27, 2007              September 25, 2007                220,568,630.00       9.584843          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
September 25, 2007           October 25, 2007                  211,173,057.00       9.904284          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
October 25, 2007             November 26, 2007                 202,175,820.00       9.584739          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
November 26, 2007            December 26, 2007                 193,560,093.00       9.904175          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
December 26, 2007            January 25, 2008                  185,309,759.00       9.584632          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
January 25, 2008             February 25, 2008                 177,409,379.00       9.584577          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
February 25, 2008            March 25, 2008                              0.00       0.000000           0.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
March 25, 2008               April 25, 2008                    162,599,950.00       9.584465          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
April 25, 2008               May 27 2008                       155,663,168.00       9.903889          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
May 27 2008                  June 25, 2008                     149,020,821.00       9.584351          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
June 25, 2008                July 25, 2008                     142,660,461.00       9.903768          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
July 25, 2008                August 25, 2008                   136,570,164.00       9.584233          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
August 25, 2008              September 25, 2008                130,738,508.00       9.584172          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
September 25, 2008           October 27, 2008                  125,154,554.00       9.903582          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
October 27, 2008             November 25, 2008                 119,807,824.00       9.584049          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
November 25, 2008            December 26, 2008                 114,688,280.00       9.903452          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
December 26, 2008            January 26, 2009                  109,786,309.00       9.583922          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
January 26, 2009             February 25, 2009                 105,092,704.00       9.583858          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
February 25, 2009            March 25, 2009                              0.00       0.000000           0.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
March 25, 2009               April 27, 2009                     96,295,684.00       9.583726          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
April 27, 2009               May 26, 2009                       92,175,731.00       9.903113          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
May 26, 2009                 June 25, 2009                      88,231,036.00       9.583589          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
June 25, 2009                July 27, 2009                      84,454,177.00       9.902971          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
July 27, 2009                August 25, 2009                    80,838,044.00       9.583450          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
August 25, 2009              September 25, 2009                 77,375,828.00       9.583378          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
September 25, 2009           October 26, 2009                   74,061,009.00       9.902749          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
October 26, 2009             November 25, 2009                  70,887,339.00       9.583232          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------
November 25, 2009            December 28, 2009                  67,848,835.00       9.902596          10.000000
---------------------------- ------------------------- ----------------------- ------------------- -----------------

SCHEDULE B to the Confirmation dated as of June 23, 2005
Re: Reference Number: 632325/632326

Between Swiss Re Financial Products Corporation ("Party A") and Deutsche Bank National Trust Company, as Trustee ("Party B" or the "Trustee") pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005, among the Trustee, Financial Asset Securities Corp., as Depositor, and Countrywide Home Loans Servicing, LP and GMAC Mortgage Corporation, as Servicers (the "PSA").

PART 1. TERMINATION PROVISIONS.

(a)  "SPECIFIED ENTITY" means in relation to Party A for the purpose of the
     Agreement:

       Section 5(a)(v): None.
       Section 5(a)(vi): None.
       Section 5(a)(vii): None.
       Section 5(b)(iv): None.

       and in relation to Party B for the purpose of the Agreement:

       Section 5(a)(v): None.
       Section 5(a)(vi): None.
       Section 5(a)(vii): None.
       Section 5(b)(iv): None.

(b) "SPECIFIED TRANSACTION" shall have the meaning specified in Section 14 of the Agreement.

(c) The "BREACH OF AGREEMENT" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party A and Party B.

(e) The "MISREPRESENTATION" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "DEFAULT UNDER SPECIFIED TRANSACTION" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "CROSS DEFAULT" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B.

(h) The "BANKRUPTCY" provision of Section 5(a)(vii)(2) of the Agreement will be inapplicable to Party B.

(i) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(j) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5), (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

     If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a) of the Agreement, then (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(k)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of the
     Agreement:

     (i)  Market Quotation will apply; and
     (ii) The Second Method will apply.

(l)  "TERMINATION CURRENCY" means United States Dollars.

(m) "ADDITIONAL TERMINATION EVENT" will not apply, except as provided in Part 5(m) hereof or any confirmation.

PART 2. TAX REPRESENTATIONS.

      PAYER REPRESENTATIONS. For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, PROVIDED that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

      PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the following representations:

         (i) Party A represents that it is a corporation organized under the laws of the State of Delaware.

         (ii) Party B represents that it is the Trustee under the PSA.


PART 3. AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:

----------------------------- ---------------------------------------------------------- --------------------------------
  PARTY REQUIRED TO DELIVER     FORM/DOCUMENT/CERTIFICATE                                  DATE BY WHICH
  DOCUMENT                                                                                 TO BE DELIVERED
----------------------------- ---------------------------------------------------------- --------------------------------
  Party                       A and Party B Any form or document required or
                              reasonably requested to Promptly upon reasonable
                              allow the other party to make payments under the
                              Demand by the other party. Agreement without any
                              deduction or withholding for or on account of any
                              Tax, or with such deduction or withholding at a
                              reduced rate.
----------------------------- ---------------------------------------------------------- --------------------------------


(b) Other documents to be delivered and covered by the Section 3(d) representation are:--

---------------------------- --------------------------------- ---------------------------- -------------------------
PARTY REQUIRED TO DELIVER    FORM/DOCUMENT/OR CERTIFICATE      DATE BY WHICH TO BE          COVERED BY SECTION 3(D)
                                                               DELIVERED                    REPRESENTATION
---------------------------- --------------------------------- ---------------------------- -------------------------
Party A and Party B          Certified copy of the Board of    Concurrently with the        Yes
                             Directors resolution (or          execution and delivery of
                             equivalent authorizing            the Confirmation.
                             documentation) which sets forth
                             the authority of each signatory
                             to the Confirmation signing on
                             its behalf and the authority of
                             such party to enter into
                             Transactions contemplated and
                             performance of its obligations
                             hereunder.
---------------------------- --------------------------------- ---------------------------- -------------------------
Party A and Party B          Incumbency Certificate (or, if    Concurrently with the        Yes
                             available the current             execution and delivery of
                             authorized signature book or      the Confirmation unless
                             equivalent authorizing            previously delivered and
                             documentation) specifying the     still in full force and
                             names, titles, authority and      effect.
                             specimen signatures of the
                             persons authorized to execute
                             the Confirmation which sets
                             forth the specimen signatures
                             of each signatory to the
                             Confirmation signing on its
                             behalf.
---------------------------- --------------------------------- ---------------------------- -------------------------
Party A                      The Guaranty of Swiss             Concurrently with the        No
                             Reinsurance Company ("Swiss       execution and delivery of
                             Re"), dated as of the date        the Confirmation.
                             hereof, issued by Swiss Re as
                             Party A's Credit Support
                             Provider (in the form annexed
                             hereto as Exhibit A).
---------------------------- --------------------------------- ---------------------------- -------------------------
Party B                      The PSA.                          Concurrently with the        No
                                                               execution and delivery of
                                                               the Confirmation.
---------------------------- --------------------------------- ---------------------------- -------------------------


PART 4. MISCELLANEOUS.

(a)   ADDRESSES FOR NOTICES. For the purposes of Section 12(a) of the Agreement:

         Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b)   PROCESS AGENT. For the purpose of Section 13(c) of the Agreement:

         Party A appoints as its Process Agent: None.
         Party B appoints as its Process Agent: None.

(c) OFFICES. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(d)   MULTIBRANCH PARTY. For the purpose of Section 10(c) of the Agreement:

         Party A is not a Multibranch Party. Party B is not a Multibranch Party.

(e)   CALCULATION AGENT. The Calculation Agent is Party A.

(f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: Guaranty of Swiss Re dated as of the date hereof in the form annexed hereto as Exhibit A.

(g)   CREDIT SUPPORT PROVIDER.

         Credit Support Provider means in relation to Party A: Swiss Re. Credit Support Provider means in relation to Party B: None.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j) "AFFILIATE" Party A and Party B shall be deemed to not have any Affiliates for purposes of this Agreement.

(k) JURISDICTION. Section 13(b) of the Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

PART 5. OTHER PROVISIONS.

(a) MODIFICATIONS TO THE AGREEMENT. Section 3(a) of the Agreement shall be amended to include the following additional representation after paragraph 3(a)(v):

         (vi) ELIGIBLE CONTRACT PARTICIPANT ETC. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) WAIVER OF RIGHT TO TRIAL BY JURY. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) ABSENCE OF LITIGATION. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d) TAX EVENT. In Section 5(b)(ii)(y) of the Agreement the words ", or there is a substantial likelihood that it will," shall be deleted.

(e)   FULLY-PAID PARTY PROTECTED.

      Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either
      Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f)   TRUSTEE CAPACITY.

      It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Deutsche Bank National Trust Company, not individually, but solely as Trustee under the PSA in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the PSA is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended solely for the purpose of binding only the trust, and (iii) under no circumstances shall Deutsche Bank National Trust Company, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of the Trust under this Confirmation.

(g)   PROCEEDINGS.

      Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (the "Certificates")

(h)   AMENDMENT TO ISDA FORM.

      The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof.

(i)   SET-OFF.

      Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

(j)   SECTION 1(c)

      For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(k)   [Reserved]

(l)   RATING AGENCY DOWNGRADE

      If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall at its own expense, (i) assign this Transaction hereunder to a third party within
      (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral, in an amount which will satisfy the then current rating agency criteria, and an executed ISDA Credit Support Annex within (30) days of such Ratings Event and subject to Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's") written confirmation that delivery of such collateral (in lieu of assignment) in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates or a violation of the then current rating agency criteria. For avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds," (unless, within 30 days thereafter, each of Fitch and Moody's has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto).

(m)   ADDITIONAL TERMINATION EVENT

      Additional Termination Event will apply if a Ratings Event has occurred and Party A has not complied with (l) above. In that event, an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

                                                                       EXHIBIT A

                                    GUARANTY

To: Deutsche Bank National Trust Company, (the "Beneficiary"), not individually, but solely as Trustee on behalf of the Soundview Home Loan Trust 2005-A, Asset-Backed Certificates, Series 2005-A (the "Rated Securities") pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005, among the Trustee, Financial Asset Securities Corp., as Depositor, and Countrywide Home Loans Servicing, LP and GMAC Mortgage Corporation, as Servicers (the "PSA").

1. The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely and unconditionally guarantees the prompt payment as and when due of all obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation ("THE GUARANTEED SUBSIDIARY") under, in connection with or ancillary to a long form confirmation dated as of June 23, 2005 between the Beneficiary and THE GUARANTEED SUBSIDIARY as amended or restated from time to time (the "Agreements") which support the issuance of the Rated Securities. In this Guarantee these obligations are referred to as the "Guaranteed Obligations". This Guarantee is given solely for the benefit of, and is enforceable only by, the Beneficiary or any trustee as assignee of the Beneficiary to which this Guarantee has been validly assigned in accordance with applicable law and who is acting as trustee for the investors in the Rated Securities.

2. This Guarantee constitutes a Guarantee of payment and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may at the Beneficiary's option be made in writing addressed to the Chief Financial Officer of the Guarantor. This Guarantee is not however dependent in any way on the manner of the demand for payment. Delay in making a claim will not affect the Guarantor's obligations under this Guarantee unless the relevant legal limitation period has expired.

3. This Guarantee constitutes, and is intended by the Guarantor to constitute, an unlimited non-accessory undertaking (,,unbeschrankte, nicht akzessorische Verpflichtung") within the meaning of Article 111 of the Swiss Code of Obligations (,CO`) and is not a mere surety (,,Burgschaft") within the meaning of Article 492 et seq of the CO.

4. Notwithstanding any reference to the obligations of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guarantee are its absolute and independent obligations as a primary obligor. Payment of a claim hereunder is required as soon as the Guaranteed Obligations are due and payable.

5. To the extent that any event or circumstance would give rise to any legal or equitable discharge, defence or other rights of the Guarantor under this Guarantee, but which event or circumstance would not give rise to any discharge, defence or other rights of THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby fully waives, subject to paragraph 7 below, such discharge, defence, or other rights and the Guarantor's liability hereunder shall continue as if such event or circumstance had not arisen.

6. The Guarantor further agrees, subject to paragraph 7 below, that to the extent that any event or circumstance gives rise to any legal or equitable discharge, defence or other rights available to both the Guarantor under the Guarantee and THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby agrees to waive such discharge, defense or other rights against the Beneficiary, until such time as all the Guaranteed Obligations in relation to the same event or circumstance have been fully met as required to protect investors in the Rated Securities.

7. Notwithstanding any other provision of this Guarantee, the Guarantor will have the right, prior to making any payment under this Guarantee, to (a) assert such rights of offset as are set forth in the Agreements to the extent that such rights relate to amounts due and payable by the Beneficiary to THE GUARANTEED SUBSIDIARY and not to amounts which are subject to dispute; and (b) defend manifestly fraudulent claims under this Guarantee made by the Beneficiary.

8. This Guarantee will continue in full force and effect in relation to all Guaranteed Obligations until all the Guaranteed Obligations have been satisfied in full. For the avoidance of doubt, all Guaranteed Obligations entered into by THE GUARANTEED SUBSIDIARY during the term of this Guarantee shall be honoured in accordance with this Guarantee and shall be binding on the Guarantor and its successors and assigns. This Guarantee may be amended only as necessary to reflect changes to the Guaranteed Obligations which are validly agreed to by the Beneficiary (or the trustee as assignee of the Beneficiary) in accordance with the terms of the Rated Securities, including any requirement to obtain the consent of some or all of the investors in the Rated Securities.

9. If any payment by THE GUARANTEED SUBSIDIARY is avoided, recaptured or reduced as a result of insolvency or any similar event affecting creditors rights generally having occurred in respect of THE GUARANTEED SUBSIDIARY, the Guarantor's liability under this Guarantee shall continue as if the avoided, recaptured or reduced payment had not occurred.

10. Upon payment by the Guarantor to the Beneficiary of any amount due under this Guarantee, the Guarantor shall be entitled to require the assignment to it of the rights of the Beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the Beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably require to implement such assignment. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment and assignment unless and until all the Guaranteed Obligations to the Beneficiary shall have been paid in full.

11. This Guarantee is governed and will be construed in accordance with Swiss law. The exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.


IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its name as of the 23rd day of June 2005.


                                              SWISS REINSURANCE COMPANY

                                    EXHIBIT P

                    FORM OF ANNUAL STATEMENT AS TO COMPLIANCE

___________________ Trust, Series 200_-___
_______________ Pass-Through Certificates

                  I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the
"[Servicer]"), and further certify as follows:

                  1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of ____________, _____ (the "Agreement"), among ______________________, as depositor, the [Servicer], as [servicer] and ________________, as trustee.

                  2. I have reviewed the activities of the [Servicer] during the preceding year and the [Servicer's] performance under the Agreement and to the best of my knowledge, based on such review, the [Servicer] has fulfilled all of its obligations under the Agreement throughout the year.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

Dated: _________________

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:


                  I, _________________________, a (an) __________________ of the
[Servicer], hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the [Servicer] and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.

                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                             Available Upon Request